UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PLAINS ALL AMERICAN PIPELINE, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0 -11.

April 12, 2024
Dear Fellow Plains Investors,
We are grateful for your investment in Plains, and we are pleased to invite you to join us for our May 22, 2024 annual meeting.
2023 was a year of strong execution for Plains, in which we were able to navigate a dynamic business landscape and macroeconomic environment. We exceeded our 2023 financial targets, helping us to accelerate progress on our long-term strategy — most notably our focus on generating meaningful free cash flow, exercising capital discipline and maintaining a clear and concise capital allocation framework that prioritizes increasing returns of capital to equity holders while maintaining a strong balance sheet and financial flexibility.
Our integrated business model, flexible asset base and drive to be the partner of choice allowed us to capture increasing volumes from production growth and capitalize on both commercial and bolt-on M&A opportunities throughout the year. 2023 accomplishments include:
•
Delivered $2.71 billion in Adjusted EBITDA attributable to PAA and Implied Distributable Cash Flow per Common Unit and Common Unit Equivalent of $2.46, exceeding our initial February targets of approximately $2.50 billion and $2.33, respectively;

•
Generated $1.60 billion in Adjusted Free Cash Flow (excluding changes in Assets and Liabilities), returned approximately $989 million to our common and preferred equity holders via distributions, and invested approximately $524 million of investment and maintenance capital (net to our interest);

•
Lowered our long-term leverage ratio target range to 3.25x – 3.75x and ended 2023 with a leverage ratio of 3.1x (we also received recognition for our efforts by the credit rating agencies with two upgrades to mid-BBB);

•
Completed two asset sales and three bolt-on acquisitions, all of which further optimized our asset base and streamlined our operations, while generating attractive returns for unitholders; and

•
Increased our annual distribution by $0.20 per unit (23%) in 2023 and by $0.20 per unit (19%) in February 2024, and achieved strong equity performance with a TSR of 38% in 2023.

Plains remains constructive on the long-term fundamentals that underpin our business, with recent events serving as a reminder that all forms of energy are needed to satisfy growing global energy demand. The challenging political and macroeconomic environment demonstrates the increasing importance of North America as a key supplier of global energy. Underlying supply and demand fundamentals, together with realistic assumptions regarding the growth of various energy sources, support our belief that hydrocarbons will remain essential to ensuring global stability and quality of life, and that worldwide hydrocarbon demand will remain robust well into the future.
With our network of strategically located North American midstream assets and our focus on the long-term positioning and optimization of our business, we believe we are very well positioned to play a critical role in the delivery of energy across North America and globally. As we do so, we will remain focused on our key objectives of being a safe, reliable, and responsible operator, generating free cash flow, exercising capital discipline, increasing returns of capital to unitholders, and maintaining financial flexibility. We believe the execution of our plan will deliver strong performance and enhanced value for our investors over the long term.
We appreciate your continued investment and support and we look forward to your participation in our 2024 annual meeting in May.
Sincerely,
Willie Chiang
Chairman of the Board & CEO

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF UNITHOLDERS
To Be Held On May 22, 2024

To holders of common units and Series A Convertible Preferred units of Plains All American Pipeline, L.P.:
The 2024 Annual Meeting (the “PAA Annual Meeting”) of the common unitholders and Series A Convertible Preferred unitholders (collectively, our “Unitholders”) of Plains All American Pipeline, L.P. (“PAA”) will be held on May 22, 2024, at 10:00 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. At the PAA Annual Meeting, our Unitholders (excluding Plains AAP, L.P.) will consider and vote on the following matters:
1.
The election of three Class III directors to serve on the board of directors (the “Board”) of PAA GP Holdings LLC until the 2027 annual meeting;

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.
The approval, on a non-binding advisory basis, of our 2023 named executive officer compensation;

4.
A non-binding advisory vote on the frequency with which future advisory votes to approve our named executive officer compensation should be held; and

5.
Any proposal to transact such other business as may properly come before the PAA Annual Meeting and any adjournment or postponement thereof.

The Board unanimously recommends that our Unitholders vote “FOR” the election of each director listed in proposal 1, “FOR” proposals 2 and 3 and “ONE YEAR” on proposal 4. Additional information regarding these proposals is included in the attached proxy statement. Votes received on proposals 1, 2, 3 and 4 will be “passed through” as voting instructions to PAA, the owner of all of the Class C shares of Plains GP Holdings, L.P. (“PAGP”), who will in turn vote such shares at PAGP’s annual meeting on behalf of our Unitholders pursuant to such instructions. See “Information About the PAGP and PAA Annual Meetings” below for more information.
Unitholders as of the close of business on March 25, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the PAA Annual Meeting and any postponements or adjournments thereof. A list of Unitholders entitled to vote is on file at our principal offices, 333 Clay Street, Suite 1600, Houston, TX 77002.
Your vote is very important. Whether or not you plan to attend the PAA Annual Meeting, please cast your vote by following the Internet or telephone voting instructions on the proxy card. You may also vote by completing, signing and dating the accompanying proxy card and returning it promptly in the postage-prepaid envelope provided. See “Questions and Answers About the PAA Annual Meeting — How do I vote?” in the attached proxy statement for more details. Returning the proxy card or voting on the Internet or by telephone does not deprive you of your right to attend the PAA Annual Meeting and to vote your units for the matters to be acted upon at the PAA Annual Meeting.

By Order of the Board of Directors of
PAA GP Holdings LLC, general partner of
Plains GP Holdings, L.P., sole member of
Plains All American GP LLC, general partner of
Plains AAP, L.P., sole member of
PAA GP LLC, general partner of
Plains All American Pipeline, L.P.
Richard McGee
Executive Vice President, General Counsel and Secretary
Houston, Texas
April 12, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 22, 2024
The Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2023 Annual Report are available at http://www.astproxyportal.com/ast/02337/.

i

PLAINS ALL AMERICAN PIPELINE, L.P.
PROXY STATEMENT
For
2024 Annual Meeting of Unitholders To Be Held On May 22, 2024
GENERAL INFORMATION ABOUT THE PLAINS ALL AMERICAN PIPELINE, L.P.
ANNUAL MEETING
The board of directors (the “Board”) of PAA GP Holdings LLC (“PAGP GP” or our “general partner”), the general partner of Plains GP Holdings, L.P. (“PAGP”), the sole member of Plains All American GP LLC (“GP LLC”), the general partner of Plains AAP, L.P. (“Plains AAP”), the sole member of PAA GP LLC, the general partner of Plains All American Pipeline, L.P. (“PAA”), is soliciting proxies to be voted on behalf of holders of our common units and holders of our Series A Convertible Preferred Units (“Series A preferred units”) (holders of our common units and our Series A preferred units are collectively referred to as our “Unitholders”) at the 2024 annual meeting of Unitholders (the “PAA Annual Meeting”). This proxy statement is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board for use at the PAA Annual Meeting and includes information about the matters to be voted upon at the PAA Annual Meeting. The PAA Annual Meeting will be held on May 22, 2024, at 10:00 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. References to “PAA,” “we,” “us,” “our,” “ours” and similar terms refer to Plains All American Pipeline, L.P.
Proxy materials, including the Notice of Annual Meeting, this proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023 (our “2023 Annual Report”), are being mailed to Unitholders beginning on or about April 12, 2024.
We will furnish additional copies of our 2023 Annual Report without charge upon the written request of any record or beneficial owner of our common units or Series A preferred units whose proxy we are soliciting in connection with the PAA Annual Meeting. Please address requests for additional copies of the 2023 Annual Report to the Investor Relations Department, Plains All American, 333 Clay Street, Suite 1600, Houston, Texas 77002, or email your request to plainsIR@plains.com.
INFORMATION ABOUT THE PAGP AND PAA ANNUAL MEETINGS
PAGP will hold an annual meeting of its Class A, Class B and Class C shareholders (the “PAGP Annual Meeting”) immediately following the PAA Annual Meeting. At the PAGP Annual Meeting, PAGP shareholders will be asked to consider and vote upon proposals 1, 2, 3 and 4 described below. Each PAGP shareholder will be entitled to one vote for each Class A, Class B and Class C share owned for Proposals 1, 2, 3 and 4. On March 25, 2024, 197,252,259 Class A shares, 35,401,669 Class B shares and 539,507,571 Class C shares were issued and outstanding. PAA owns all of the issued and outstanding Class C shares, which serve as a pass-through voting mechanism allowing eligible PAA Unitholders to vote indirectly at the PAGP Annual Meeting by instructing PAA how to vote the Class C shares on their behalf.
At the PAA Annual Meeting, PAA Unitholders (other than Plains AAP) will vote on a pass-through basis on proposals 1, 2, 3 and 4 described below by instructing PAA how to vote the PAGP Class C shares that it owns on such proposals at the PAGP Annual Meeting. PAA will vote (or refrain from voting) the Class C shares at the PAGP Annual Meeting on behalf of and according to the direction of PAA’s Unitholders (excluding Plains AAP) with respect to proposals 1, 2, 3 and 4.
See pages 9-11 for additional information with respect to our ownership and voting structure.

QUESTIONS AND ANSWERS ABOUT THE PAA ANNUAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the PAA Annual Meeting. These questions and answers may not address all questions that may be important to you as a Unitholder. Please refer to the additional information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.
Q:
What is the purpose of these proxy materials?

A:
The Board is soliciting your proxy to vote at the PAA Annual Meeting because you were a Unitholder at the close of business on March 25, 2024, the record date for the PAA Annual Meeting (the “Record Date”), and you are therefore entitled to receive notice regarding the PAA Annual Meeting, and to attend and vote at the PAA Annual Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote at the PAA Annual Meeting. Your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the PAA Annual Meeting to vote your units, and we encourage you to vote even if you are unable to attend the PAA Annual Meeting in person. You may vote by Internet, by telephone or by signing and returning the attached proxy card in the envelope provided. See “How do I vote?” below.

Q:
What is the recommendation of the Board?

A:
The Board unanimously recommends that you vote in the following manner:

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FOR the election of each of Greg Armstrong, John Raymond and Bobby Shackouls as a Class III director of the Board to serve until the 2027 annual meeting;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

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FOR the approval, on a non-binding advisory basis, of our 2023 named executive officer compensation; and

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FOR “ONE YEAR” as the frequency with which future advisory votes to approve our named executive officer compensation should be held.

Q:
When and where is the PAA Annual Meeting?

A:
The PAA Annual Meeting will be held on May 22, 2024, at 10:00 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. Only Unitholders of record as of the close of business on March 25, 2024 are entitled to vote and ask questions at the PAA Annual Meeting. If you are not a Unitholder of record but hold units in “street name” through a brokerage firm, bank, dealer or other similar organization, trustee, or nominee (generally referred to in this proxy statement as a “broker”), you may attend the PAA Annual Meeting as a guest. Please note that if you hold units in “street name” through a broker and desire to vote your units or ask questions during the PAA Annual Meeting, you must request and obtain a valid “legal proxy” from your broker and register to attend the PAA Annual Meeting as a Unitholder with Equiniti Trust Company, LLC (“EQ”).

Information on who can vote and ask questions during the PAA Annual Meeting is discussed immediately below.
Q:
Who can vote and ask questions at the PAA Annual Meeting?

A:
You are entitled to vote and ask questions at the PAA Annual Meeting if you were a Unitholder of record as of the close of business on March 25, 2024, the Record Date for the PAA Annual Meeting.

Unitholder of Record: Units Registered in Your Name. You are a Unitholder of record if your units were registered directly in your name with our transfer agent, EQ, at the close of business on March 25, 2024. As a Unitholder of record, you may vote and ask questions during the PAA

Annual Meeting. Whether or not you plan to attend the PAA Annual Meeting, we urge you to submit a proxy to ensure your vote is counted. See page 4 for detailed instructions on how to vote your units.
Beneficial Owner: Units Registered in the Name of Broker. If your units were held in an account at a broker at the close of business on March 25, 2024, then you are the beneficial owner of units held in “street name” and the broker holding your account is considered to be the Unitholder of record for purposes of voting at the PAA Annual Meeting. As a beneficial owner, you have the right to direct your broker regarding how to vote the units in your account. You are also invited to attend the PAA Annual Meeting as a guest. Because you are not the Unitholder of record, you may not vote your units or ask questions at the PAA Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your units giving you the right to vote the units and ask questions at the PAA Annual Meeting. Follow the instructions provided by your broker or bank, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, in order to vote and ask questions at the PAA Annual Meeting, you must register to attend the PAA Annual Meeting as a Unitholder by submitting to EQ proof of your legal proxy reflecting the number of your units along with your name and email address. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:
Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
55 Challenger Road, Suite 200B | Ridgefield Park, NJ 07660
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 15, 2024.
You will receive a confirmation of your registration by email after we receive your registration materials. Once registered, you may attend the PAA Annual Meeting, submit questions and vote your units during the meeting.
Q:
Who is soliciting my proxy?

A:
The Board is sending or otherwise providing you access to this proxy statement in connection with its solicitation of proxies for use at the PAA Annual Meeting.

Q:
How many votes will I have, and what is the total number of units entitled to vote at the PAA Annual Meeting?

A:
Each common unitholder (other than Plains AAP) is entitled to one vote for each common unit owned on all matters to be considered at the PAA Annual Meeting. The Series A preferred unitholders will vote on an as-converted basis, with each Series A preferred unit entitled to one vote on all matters to be considered at the PAA Annual Meeting. As of March 25, 2024, 701,071,031 common units and 71,090,468 Series A preferred units were issued and outstanding. As of March 25, 2024, Plains AAP owned 232,653,928 common units; however, as noted above, Plains AAP is not entitled to vote such common units on proposals 1, 2, 3 or 4. The following table provides the number of common units entitled to vote on each proposal:

Proposal	Common Units Entitled to Vote (including Series A Preferred Units on an as-converted basis)	Explanation
Proposals 1, 2, 3 and 4	539,507,571	Excludes common units held by Plains AAP as of the Record Date. The number of common units owned by Plains AAP is, by design, equivalent to the number of outstanding PAGP Class A and Class B shares. PAGP Class A and Class B shareholders will vote on proposals 1, 2, 3 and 4 directly at the PAGP Annual Meeting. Therefore, excluding common units held by Plains AAP from the “pass-through” vote prevents double voting on these proposals within the overall capital structure of PAGP, Plains AAP and PAA. See pages 9-11 for additional information regarding our ownership and voting structure.

Q:
How do I vote?

A:
If you are a Unitholder of record at the close of business on the Record Date, you may vote your units by any of the following methods:

•
Voting online before the meeting. You may vote online by visiting the Internet address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet address.

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Voting by telephone before the meeting. You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

•
Voting by mail before the meeting. You may vote by mail by returning your completed, signed and dated proxy card in the enclosed postage-paid return envelope. However, in order to ensure that your vote is received in a timely manner, we recommend that you vote online or by telephone as described above.

•
Voting during the meeting. If you were a Unitholder of record as of the close of business on the Record Date, you may attend the PAA Annual Meeting, ask questions and vote during the meeting. If you are a beneficial owner of units held in street name, you must be registered to attend the PAA Annual Meeting as a Unitholder and must have a valid legal proxy in order to ask questions and vote during the meeting. Please read the “Beneficial Owner: Units Registered in the Name of Broker” answer under the question “Who can vote and ask questions at the PAA Annual Meeting?” above for instructions on how to register to attend the PAA Annual Meeting and obtain a legal proxy.

Internet and telephone voting will be available to eligible Unitholders 24 hours a day until 11:59 p.m. Eastern Time on May 21, 2024, the night before the PAA Annual Meeting. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by PAA before the voting polls close at the PAA Annual Meeting.
Even if you plan to attend the PAA Annual Meeting, please vote your units by proxy in advance of the PAA Annual Meeting (either online, by telephone or by mail as described above) as soon as possible so that your units will be represented at the PAA Annual Meeting if for any reason you are unable to attend.
Q:
What do I do if I want to change my vote after I have already voted by proxy?

A:
If you were a Unitholder of record as of the close of business on the Record Date, you may change your vote at any time before the voting polls close at the PAA Annual Meeting by:

•
submitting a proxy with new voting instructions using the Internet or telephone voting system (please note that the deadline for voting online or by telephone is 11:59 p.m. Eastern Time on May 21, 2024);

•
delivering a later-dated, executed proxy card or written notice of revocation of your proxy to Equiniti Trust Company, LLC, 55 Challenger Road, Suite 200B, Ridgefield Park, NJ 07660 no later than 5:00 p.m. Eastern Time on May 21, 2024; or

•
attending the PAA Annual Meeting and voting during the PAA Annual Meeting pursuant to the instructions above. Please note that attendance at the PAA Annual Meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you were a beneficial owner of common units held in street name as of the close of business on the Record Date and you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote during the PAA Annual Meeting if you obtain a legal proxy from your broker or other nominee and register to attend the PAA Annual Meeting pursuant to the instructions above.
Q:
What is a broker non-vote?

A:
A broker non-vote occurs when units held by a broker, bank or other nominee on behalf of a beneficial owner are not voted with respect to a particular matter because the broker lacks discretionary authority to vote the units and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees only have discretionary authority to vote on routine proposals; they are prohibited from voting on non-routine proposals without instructions from the beneficial owner. The ratification of the independent auditor (Proposal 2) is the only routine matter on which brokers, banks and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. The election of directors (Proposal 1), the advisory vote to approve our 2023 named executive officer compensation (Proposal 3) and the advisory vote on the frequency of future say on pay voting (Proposal 4) are non-routine matters. If a broker returns a proxy with a voting choice selected for a routine proposal but with no voting choice selected for a non-routine proposal, the result is a broker non-vote. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not considered votes cast and will have no impact on non-routine matters. Accordingly, we do not expect there to be any broker non-votes for Proposal 2 and broker non-votes will not be counted with respect to Proposals 1, 3 and 4.

Q:
What constitutes a quorum?

A:
The holders of a majority of the outstanding common units and Series A preferred units (on an as-converted basis) entitled to vote and represented in person or by proxy, considered together, shall constitute a quorum at the PAA Annual Meeting. Your units will be counted as present (i.e., entitled to vote and represented in person or by proxy) at the PAA Annual Meeting if:

•
you are present and vote at the meeting; or

•
you, or your broker if you are a beneficial owner of units held in street name, have submitted a properly executed proxy.

Executed proxies received but marked as abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.
Q:
What will I be voting on and what vote is required to approve the proposals discussed in this proxy statement?

A:
Unitholders (other than Plains AAP) will be casting a “pass-through” vote on Proposals 1, 2, 3 and 4 by instructing PAA how to vote its PAGP Class C shares on such proposals at PAGP’s annual meeting. PAA will vote (or refrain from voting) its Class C shares on each matter submitted to PAGP’s shareholders in the same proportion as the votes received from or withheld by the Unitholders with respect to such matter. The proposals that will be voted upon and the required vote for approval of such proposals is set forth in the following table:

Proposal	Voting Options	Vote Required for Approval of Proposal at the PAGP Annual Meeting
1. The election of three Class III directors to serve on the Board until the 2027 annual meeting.	You may vote “FOR”, or you may “WITHHOLD” authority to vote for, all, some or none of the nominees for director.
Directors will be elected by a plurality of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Broker non-votes are not considered votes cast and will have no effect on the election of directors.

2. The ratification of the appointment of PricewaterhouseCoopers LLP as PAGP’s and PAA’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting.
In order for this proposal to be approved, it must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “AGAINST” this proposal. We do not expect there to be any broker non-votes with respect to this proposal.

3. The approval, on a non-binding advisory basis, of our 2023 named executive officer compensation.	You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting.
In order for this non-binding proposal to be approved, it must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “AGAINST” this proposal. Broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

Proposal	Voting Options	Vote Required for Approval of Proposal at the PAGP Annual Meeting
4. Voting, on a non-binding advisory basis, on the frequency with which future advisory votes to approve our named executive officer compensation should be held.	You may vote to hold future advisory votes to approve our named executive officer compensation every “ONE YEAR”, “TWO YEARS” or “THREE YEARS”, or you may “ABSTAIN” from voting.
The option (one, two or three years) that receives a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class; provided, however, if no option receives a majority of votes cast, the option that receives the greatest number of votes cast. Abstentions and broker non-votes will not be counted as votes cast “FOR” any alternative of a one, two or three year frequency.

Q:
Who covers the expense of the proxy solicitation?

A:
The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by PAGP GP’s directors and officers, as well as by employees of GP LLC, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units as of the close of business on the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your units electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expenses. We have hired Georgeson LLC to solicit proxies for a fee of $10,500 plus reasonable expenses for additional services.

Q:
What if I do not mark a voting choice for some of the matters listed on my proxy card?

A:
If you return a signed proxy card without indicating your voting choice, your units will be voted in accordance with the Board’s recommendation for each proposal with respect to which a voting choice is not indicated.

Q:
Who will tabulate and certify the vote?

A:
EQ will tabulate and certify the vote, and a representative of EQ will act as the independent inspector of elections for the PAA Annual Meeting.

CORPORATE GOVERNANCE AND RELATED MATTERS
Summary of Recent Changes
Investors have voiced a preference for certain governance practices, and since our simplification transaction in 2016 (the “Simplification Transaction”), our board and governance structure has evolved and changed in ways that we believe are meaningfully beneficial to investors. Highlights of some of the key changes are as follows:
2016
•
Replaced our dual board structure for PAA and PAGP with a unified governance structure that resulted in the Board being solely responsible for the governance of PAA and PAGP;

•
Amended our governing documents to enfranchise all shareholders of PAGP and all public common unitholders and Series A preferred unitholders of PAA by providing for shareholder elections of directors commencing in 2018 (on a staggered three-year rolling basis);

2017
•
Added Asian American director to the Board (subsequently became Chairman of the Board in January 2020);

2018
•
Held first annual meeting for the election of directors;

•
Added new independent female director to the Board;

2019
•
Amended our governing documents to require that a majority of our Board satisfy applicable stock exchange independence requirements, despite the fact that as a limited partnership we are exempt from such requirements (nine out of 12 (75%) of our current Board members have been assessed by the Board and determined to be independent);

•
Amended our governing documents to create a strong lead independent director role in connection with the retirement of our former Chairman and the re-combination of the roles of Chairman and CEO;

•
With the assistance of our Governance Committee, initiated a comprehensive board assessment, refreshment and succession planning process that includes a periodic skills and needs assessment, the development and maintenance of a formal board succession plan and annual individual director performance evaluations;

2020
•
Added new independent director to the Board;

•
Appointed independent chairman to Compensation Committee;

•
Adopted Equity Ownership Guidelines and Clawback Policy;

2021
•
Established a new committee, the Health, Safety, Environmental and Sustainability (“HSES”) Committee, to assist the Board in its oversight of various HSES matters and facilitate the efforts of management to further strengthen our focus on sustainability and certain ESG matters;

•
Mandated that the members of all Board committees be independent despite the fact that as a limited partnership we are exempt from applicable stock exchange committee independence requirements;

•
Amended our governing documents to increase the number of directors subject to public election by adding the three directors who are current or former members of management;

•
Amended our governing documents to eliminate the lone remaining legacy director designation right, resulting in all Board members being subject to public election, and all non-management directors serving on the same basis in terms of rights, duties and obligations of directors; and

2022
•
Added new independent female director to the Board.

As described in the summary above, since 2016, the Board has taken numerous meaningful steps to provide PAGP shareholders and PAA unitholders the right to vote for members of the Board. At a special meeting of PAGP shareholders held in November 2016 in connection with our Simplification Transaction, PAGP shareholders overwhelmingly approved the following changes to our governing documents, among others:
•
the implementation of a unified governance structure for PAA and PAGP that resulted in the Board being solely responsible for the governance of PAGP and PAA; and

•
the division of the Board into three classes and the commencement of director elections by class starting in 2018, with the participation and enfranchisement of all shareholders of PAGP and all public common unitholders and Series A preferred unitholders of PAA.

These features distinguish us from many of our midstream master limited partnership peers. Together with the alignment of interests among investors that was created through the elimination of PAA’s incentive distribution rights in connection with the Simplification Transaction, the Board has put in place an overall governance structure that vastly improves the governance rights of our investors and which we believe is regarded by many as a structure that, together with other factors, produces a degree of alignment with our investors that places us at the top of our master limited partnership peers for the midstream sector regarding governance structure and voting rights. The Board believes that the continued implementation of the modified governance structure as approved by PAGP’s shareholders, together with the governance enhancements made in recent years, is consistent with the desires and expectations of investors in PAA and PAGP.
Our Management and Governance
Our operations and activities are managed by GP LLC, which employs our management and operational personnel (other than our Canadian personnel, who are employed by Plains Midstream Canada ULC). GP LLC is the general partner of Plains AAP, which is the sole member of our general partner. PAGP is the sole member of GP LLC, and PAGP GP is the general partner of PAGP. PAGP does not directly own any operating assets or have any operating activities apart from those conducted by PAA. The Board of PAGP GP has responsibility for managing the business and affairs of PAGP and PAA.
Our Unitholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our Unitholders have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific unitholder rights contained in our partnership agreement. In connection with the Simplification Transaction completed in November 2016, we expanded the voting rights of our Unitholders to include the election of directors and, in 2018, we began holding annual meetings for this purpose.
Our Ownership and Voting Structure
The Simplification Transaction completed in November 2016 resulted in a structure that includes two public companies (PAA and PAGP) governed by a single Board. The Board is located at PAGP’s general partner, PAGP GP. The Simplification Transaction also provided that the equity holders of both PAA and PAGP would be afforded the right to vote in the election of directors.
PAGP has three classes of voting equity, as follows:
•
PAGP Class A shares, which are listed on Nasdaq;

•
PAGP Class B shares, which represent non-economic limited partner voting interests and are privately held by certain legacy investors and management; and

•
PAGP Class C shares, which are also non-economic limited partner voting interests. The PAGP Class C shares are held by PAA solely for the purpose of creating a mechanism through which PAA equity holders (other than Plains AAP) can participate in the election of directors of PAGP GP.

With respect to the election of directors, the PAGP Class A, Class B and Class C shares vote together as a single class. PAGP equity holders vote directly at the PAGP Annual Meeting. PAA equity holders (which include holders of PAA’s publicly held Common units and Series A preferred units) vote indirectly by instructing PAA how to vote the Class C shares that it owns on their behalf at the PAGP Annual Meeting. In order to receive voting instructions from PAA voting equity holders, PAA holds its annual meeting immediately prior to the PAGP Annual Meeting. The voting instructions received at the PAA annual meeting are “passed through” by PAA by virtue of its voting of the Class C shares at the PAGP Annual Meeting in accordance with such instructions.
On a combined basis, as of the Record Date, the voting rights of PAGP and PAA equity holders in connection with the election of directors were allocated as follows:
Voting Class	Percentage of Overall Voting Rights	Number of Voting Shares/Units
PAGP Class A Shares (Nasdaq: PAGP)	25.5%	197.3 million
PAGP Class B Shares	4.6%	35.4 million
PAGP Class C Shares
• On Behalf of PAA Common Unitholders (excluding Plains AAP) (Nasdaq: PAA)	60.7%	468.4 million
• On Behalf of PAA Series A Preferred Unitholders	9.2%	71.1 million
TOTAL	100.0%	772.2 million
The following chart further illustrates our ownership structure as of the Record Date:

Considering the overall consolidated ownership and voting structure of PAGP and PAA, the following table lists who we believe are the top 10 holders of our voting securities based on combined holdings of PAGP Class A Shares, PAGP Class B Shares, PAA Common Units (excluding Plains AAP) and PAA Series A Preferred Units. These holdings are based on Schedule 13F filings as of December 31, 2023 and other publicly available information; the table below does not take into account the holdings of investors who are not required to file a Schedule 13F or who do not otherwise publicly disclose their holdings. It should be noted that Schedule 13F requires certain institutional investment managers to report holdings over which they exercise investment discretion (i.e., the power to buy or sell securities); such institutional investment managers may or may not also have voting discretion with respect to such holdings. (Holdings in 000s)
Name	PAGP Class A Shares	PAGP Class B Shares	PAA Common Units	PAA Series A Preferred Units	Total Holdings	Percent of Consolidated Voting Structure
ALPS Advisors	783	—	60,732	—	61,515	8.0%
EMG Investments/John Raymond	273	11,459	1,603	20,376	33,710	4.4%
Invesco Advisors	3,135	—	29,916	—	33,052	4.3%
Tortoise Capital Advisors	11,538	—	18,351	—	29,889	3.9%
Harvest Fund Advisors	2,810	—	23,220	—	26,030	3.4%
EnCap	—	—	—	25,357	25,357	3.3%
Goldman Sachs Asset Management	6,547	—	15,941	—	22,487	2.9%
Energy Income Partners	11,312	—	4,385	—	15,697	2.0%
ClearBridge Investments	8,332	—	6,704	—	15,036	2.0%
Mirae Asset Global Investments	1,369	—	12,908	—	14,277	1.8%
See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 60 for additional information regarding beneficial ownership of our securities, including ownership by our Directors and executive officers.
Board Leadership
Mr. Chiang serves as Chairman of the Board and as CEO, and Mr. Shackouls serves as Lead Director. Our governing documents require that for so long as the Board Chair and CEO roles are held by the same person, one of our independent directors must serve as the Lead Director, and such governing documents also clearly delineate the respective responsibilities of the Board Chair and the Lead Director. The Lead Director is responsible for, among other things, developing and communicating the agenda for, and presiding at, meetings of the non-management directors, collaborating with the Board Chair on Board meeting agendas, working with the Board Chair to establish parameters for the quality, amount and timeliness of the information flow between management and the Board, and generally acting as a liaison between the non-management directors and the Board Chair. The Board has no set policy with respect to the separation of the offices of Board Chair and CEO; rather the Board believes it is in the best interests of PAA and PAGP for the Board to review ongoing conditions and circumstances and make an appropriate determination to separate, or maintain as combined, the CEO and Board Chair roles at the time a new CEO succeeds the current CEO, or upon a significant change in circumstances. The Board Chair/CEO regularly communicates with the Lead Director to make sure the Board is receiving the information it needs and has the opportunity to provide feedback and input to management, in each case as required for the Board to discharge its oversight role.
Board Role in Risk Oversight
With respect to the management of enterprise-level risk (“ELR”), which is the process of identifying, managing and monitoring events that present opportunities and risks with respect to the operation of our business and the creation of value for our unitholders, the Board has delegated primary responsibility to management while retaining oversight responsibility. Management evaluates short-, medium- and long-term risks on an ongoing basis and provides a formal ELR assessment to the Board at least once every year and provides updates on other areas of potential risk on at least a quarterly basis.

We believe that our Board leadership and committee structure supports the Board’s risk oversight function by facilitating open and regular communication between management and the directors, which allows informed oversight of management’s processes for identifying and managing significant risks and their impact on PAA’s business. The Board’s various committees (Audit, Governance, Compensation and HSES) assist the Board with respect to its oversight of risks related to the specific areas of focus for each committee.
Non-Management Executive Sessions and Shareholder Communications
Non-management directors meet in executive session in connection with each regular Board meeting. These sessions are presided over by the Lead Director. As circumstances warrant, non-management directors may also meet in executive sessions of special meetings of the Board.
Interested Unitholders can communicate with non-management directors regarding PAA’s business and affairs by mail in care of the General Counsel and Secretary or in care of the Vice President of Internal Audit at Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002. Commercial solicitations or communications will be disregarded.
Independence Determinations
Because we are a limited partnership, the listing standards of Nasdaq do not require that we or our general partner have a majority of independent directors on the Board. Nonetheless, the PAGP GP LLC Agreement was amended in 2019 to require that our Board have a majority of directors who are independent as defined in applicable Nasdaq and SEC rules. To be considered independent under Nasdaq listing standards, our Board must determine that a director has no relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The applicable Nasdaq and SEC rules specify the criteria by which the independence of directors must be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with us or with our independent public accountants. The Board has assessed the independence of the nine directors who are not current or former members of management (Messrs. Burk, McCarthy, Petersen, Raymond, Shackouls, Temple and Ziemba, Ms. DeSanctis and Ms. Pruner) and has concluded that all of such directors are independent under applicable Nasdaq and SEC standards.
Audit Committee
Our Audit Committee reviews our external financial reporting, engages our independent auditors, reviews the adequacy of our internal accounting controls and discusses with management our major financial risk exposures and steps management has taken to monitor and control such exposures. The charter of our Audit Committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The Board has determined that each member of our Audit Committee (Messrs. Burk (chair) and Ziemba, Ms. DeSanctis and Ms. Pruner) is (i) independent under applicable Nasdaq and SEC rules, and (ii) financially literate. The Board has also determined that each of Mr. Burk and Ms. Pruner qualifies as an Audit Committee Financial Expert as that term is defined in Item 407 of Regulation S-K.
Compensation Committee; Compensation Committee Interlocks and Insider Participation
Although not required by Nasdaq listing standards, we have a Compensation Committee that reviews and makes recommendations to the Board regarding the compensation for our executive officers and administers our long-term equity incentive plans for officers and key employees. The Compensation Committee has delegated limited authority to the CEO to administer our long-term incentive plans with respect to employees and non-Section 16 officers below the Senior Vice President level. The charter of our Compensation Committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The Compensation Committee currently consists of Messrs. Raymond (chair), Petersen, Shackouls and Temple. Under applicable Nasdaq rules, none of the members of our Compensation Committee are required to be independent; however, the charter of our Compensation Committee requires that all members of the committee be independent and the Board has determined that all of the current members of the Compensation Committee are independent under applicable Nasdaq and SEC standards. The Compensation Committee has the sole authority to retain any compensation consultants to assist the committee. Since 2019, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to conduct independent annual reviews and benchmark studies of our executive compensation program and practices.
During 2023, none of the members of the Compensation Committee was an officer or employee of ours or any of our subsidiaries, or served as an officer of any company with respect to which any of our executive officers served on such company’s board of directors. In addition, none of the members of the Compensation Committee are former employees of ours or any of our subsidiaries. Mr. Raymond is associated with The Energy & Minerals Group (“EMG”) and Mr. Petersen is associated with EnCap Investments LP (“EnCap”). We have ordinary course business relationships with entities affiliated with EMG and EnCap; however, the Board has determined that these relationships do not impact Mr. Raymond’s or Mr. Petersen’s independence. See “Certain Relationships and Related Transactions.”
Governance Committee
Although not required by Nasdaq listing standards, we also have a Governance Committee that periodically reviews our governance structure, policies and principles, oversees the Board’s annual self-assessment and committee and individual director evaluation processes, and assists with succession planning and other governance-related activities, including identifying and assessing director nominees. See “Proposal 1 — Election of Class III Directors — Director and Nominee Experience and Qualifications” for additional information regarding activities of our Governance Committee. The charter of our Governance Committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The Governance Committee currently consists of Messrs. Shackouls (chair), McCarthy and Petersen and Ms. Pruner. Under applicable Nasdaq rules, none of the members of our Governance Committee are required to be independent; however, the charter of our Governance Committee requires that all members of the committee be independent and the Board has determined that all of the current members of the Governance Committee are independent under applicable Nasdaq and SEC standards.
HSES Committee
In February 2021, the Board established the HSES Committee to assist the Board in its evaluation and oversight of our (i) management of HSES matters, including compliance with applicable laws and regulations; (ii) management of systems and plans to protect the health and safety of employees, contractors, customers, the environment, the communities where we operate, our assets, and our reputation; and (iii) plans to adjust to HSES trends and related risks to more effectively achieve our long-term business and sustainability objectives. Through the discharge of its oversight responsibilities, the HSES Committee facilitates the efforts of management to further strengthen our focus on sustainability and certain ESG matters. The charter of our HSES Committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The HSES Committee currently consists of Messrs. Ziemba (chair), McCarthy and Temple and Ms. DeSanctis. The Board has determined that all of the current members of the HSES Committee are independent under applicable Nasdaq and SEC standards.
Meetings and Other Information
During 2023, our Board had four meetings, our Audit Committee had nine meetings, our Compensation Committee had two meetings, our Governance Committee had one meeting and our HSES Committee had five meetings. In addition, members of our Compensation Committee and Governance Committee held numerous conference calls and discussions throughout the year on various compensation and governance-related matters. All directors have access to members of management, and a substantial amount of information transfer and informal communication occurs between meetings. In 2023, all of our directors attended all meetings of the Board and applicable committees of the Board on which the director served, other than one director who missed one committee meeting.

Board members are encouraged, but not required, to attend our annual meetings; eight Board members attended our annual meeting in 2023.
All of our standing committees have charters. Our committee charters and governance guidelines, as well as our Code of Business Conduct (which describes our Core Values) and our Code of Ethics for Senior Financial Officers (which applies to our principal executive officer, principal financial officer and principal accounting officer), are available under the Structure and Governance tab in the Investor Relations section of our Internet website at http://www.plains.com. We intend to disclose any amendment to or waiver of the Code of Ethics for Senior Financial Officers and any waiver of our Code of Business Conduct on behalf of an executive officer or director either on our Internet website or in an 8-K filing. We regularly post important information on our website, including information regarding our sustainability efforts.
Conflicts Committee/Fiduciary Duties
Our partnership agreement allows for the establishment or activation of a conflicts committee as circumstances warrant to review conflicts of interest between us and our general partner or its owners. Such committee will typically consist of a minimum of two independent, non-employee members of the Board. Our partnership agreement provides that any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties owed to us or our Unitholders. See “Certain Relationships and Related Transactions — Review, Approval or Ratification of Transactions with Related Persons.”
Our partnership agreement limits any fiduciary duties our general partner might owe to our Unitholders. Our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Our general partner has in the past exercised such discretion, in most instances involving payment liability, and may exercise such discretion again in the future.

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF GREG ARMSTRONG, JOHN RAYMOND AND BOBBY SHACKOULS TO SERVE AS A CLASS III DIRECTOR ON OUR GENERAL PARTNER’S BOARD OF DIRECTORS UNTIL THE 2027 ANNUAL MEETING.
Board Structure
General Overview and Board Makeup. Our Board has responsibility for managing the business and affairs of PAGP and PAA. The Board currently has 12 members, including the CEO, who currently serves as Chairman of the Board. As contemplated by our governing documents, because the roles of CEO and Board Chair are held by the same person, the Board has designated one of our independent directors (Bobby Shackouls) to serve as Lead Director. Our governing documents also require that at least a majority of directors must meet the independence requirements of the national securities exchange on which the securities of PAA and PAGP are listed (currently Nasdaq).
The Board is divided into three staggered classes such that the terms for the directors within each class expire on a rotating three-year basis, as set forth below. The Board (excluding directors whose terms are expiring) and, subject to certain ownership and notice requirements, holders of common units or Series A preferred units have the right to nominate individuals to stand for election at an annual meeting. For a description of such ownership and notice requirements, see “Director Nominations and Unitholder Proposals for the 2025 Annual Meeting” on page 74.
Individuals elected at an annual meeting will serve for a term of three years, subject to their earlier resignation, death or removal. If an individual is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor. All directors standing for election at the 2024 PAA and PAGP Annual Meetings were nominated by the Board (excluding the vote of the directors whose terms are expiring); no other nominations were received.
	Independent	Audit Committee	Compensation Committee	Governance Committee	HSES Committee	Board Chair	Lead Director
Class I Directors (Term expires 2026)
Willie Chiang, Chairman of the Board and CEO
Ellen DeSanctis
Alexandra D. Pruner
Lawrence M. Ziemba
Class II Directors (Term expires 2025)
Victor Burk
Kevin S. McCarthy
Harry N. Pefanis, President
Gary R. Petersen

	Independent	Audit Committee	Compensation Committee	Governance Committee	HSES Committee	Board Chair	Lead Director
Class III Directors (Term expires 2024)
Greg L. Armstrong, Senior Advisor to the CEO (former Chairman of the Board and CEO)*
John T. Raymond*
Bobby S. Shackouls*
Christopher M. Temple (Not standing for re-election)
*	Nominated by the Board for election at the 2024 Annual Meeting.
Determined by the Board to be independent under applicable Nasdaq and SEC rules.
Company Employee — independence has not been assessed by the Board.
Committee Member
Committee Chair
Board Chair
Lead Director
Director and Nominee Experience and Qualifications
With respect to any director nominations made by the Board in connection with annual director elections or in the event of a vacancy on the Board, in each case to the extent requested by the Chairman of the Board, the Governance Committee assists in identifying and screening potential candidates. The Governance Committee makes its recommendations based on an assessment of the skills, experience and characteristics of the candidate in the context of the needs of the Board. It is the policy and practice of the Governance Committee and the Board to consider diversity (including diversity of gender, race and ethnicity) in connection with the process of identifying and assessing potential Board candidates.
Our board assessment, refreshment and succession planning process involves (i) the periodic assessment of the skills, background and experience of our directors, which is used to identify potential enhancement areas relative to the ideal mix of skills, background and experience for our board, (ii) the development and maintenance of a board succession plan that identifies near and longer-term actions and includes succession plans for each board committee, and (iii) the annual evaluation by each director of the performance of every other director in a variety of categories that directly impact overall board performance and effectiveness. Board succession planning efforts and individual director evaluations are updated on a regular basis with assistance and oversight of the Governance Committee. The Governance Committee also oversees the Board’s annual self-assessment process as well as the process by which the Board assesses the effectiveness of its various committees.
In evaluating director nominees and in reviewing the qualifications and experience of the directors continuing in office, the Governance Committee and Board consider a variety of factors, including independence, financial literacy, personal and professional accomplishments, diversity and experience in light of the needs of the Board. For incumbent directors, factors also include past performance on the Board. The Board has determined that it is beneficial to have individuals on the Board with the following skills, experiences, and characteristics (See the Director Skills Matrix below for an overview of the skills, experiences and characteristics of our current Board members):

• Public Company Experience (Officer/Director)	• Industry Experience (Upstream/Midstream/Downstream)
• Finance/Accounting	• Private Equity
• Business Development/Strategy/Commercial	• Diversity (Gender/Race/Ethnicity)
• Legal/Governance/Government Relations	• International
• Operations/Engineering/Construction/Technical	• Cybersecurity/IT
• Energy Evolution
Director Skills Matrix
	Armstrong	Burk	Chiang	DeSanctis	McCarthy	Pefanis	Petersen	Pruner	Raymond	Shackouls	Temple	Ziemba
Public Company Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance/Accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business Development/ Strategy/Commercial	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal/Governance/ Government Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operations/Engineering/ Construction/ Technical	✓		✓	✓		✓			✓	✓		✓
Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Private Equity					✓		✓		✓		✓
Diversity			✓	✓				✓
International	✓	✓	✓	✓		✓	✓	✓	✓	✓		✓
Cybersecurity/IT								✓			✓	✓
Energy Evolution			✓					✓	✓			✓
Board Diversity Matrix
The following information is provided pursuant to Nasdaq Listing Rule 5605(f) and 5606:
Board Diversity Matrix (As of March 25, 2024)
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	2	10
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	9
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Class III Directors Standing for Election at the 2024 PAA and PAGP Annual Meetings
The Board has nominated Messrs. Armstrong, Raymond and Shackouls, current Class III directors, for election at the 2024 PAA and PAGP Annual Meetings. Mr. Temple, a current Class III director, is not standing for re-election at the 2024 PAA and PAGP Annual Meetings. Each nominee has consented to serve if elected and, if elected, will serve until the 2027 annual meeting, subject to their earlier resignation, death or removal. If any of the nominees becomes unavailable to serve as a director prior to the 2024 PAA and PAGP Annual Meetings, the Board may designate a substitute nominee, or the Board may decide to reduce the size of the Board. In the case of a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.
GREG L. ARMSTRONG Not Independent PAGP/PAA Director since 1998 Former Chairman and CEO Committees: None
Greg L. Armstrong, age 65, has served as a director of PAGP GP since 2013. He has also served as Senior Advisor to the CEO since January 1, 2020. Mr. Armstrong served as Chairman of the Board of PAGP GP from July 2013 through December 31, 2019 and as Chief Executive Officer of PAGP GP from July 2013 until his retirement from such position in October 2018. He also served as Chief Executive Officer of GP LLC from PAA’s formation in 1998 until his retirement from that position in October 2018. He served as a director of PAA’s general partner or former general partner from PAA’s formation until November 2016 when the Board of PAGP GP assumed responsibility for PAA in addition to PAGP and Plains AAP. In addition, he was President, Chief Executive Officer and director of Plains Resources Inc. from 1992 to May 2001 and served in various roles of increasing responsibility from 1981 to 1992. Mr. Armstrong served as a director of the Federal Reserve Bank of Dallas from 2015 to 2021, retiring as Chair at the end of 2021. Mr. Armstrong also serves as a director of the Memorial Hermann Health System and NOV, Inc. Mr. Armstrong is also a member of the advisory board of the Maguire Energy Institute at the Cox School of Business at Southern Methodist University, the Baker Institute and Veriten, and is a past Chairman of the National Petroleum Council. Mr. Armstrong’s experience with PAA since its formation, including as former Chairman and CEO, and his long-time involvement in the energy industry, provide the Board with invaluable insight and perspective.

Board Qualifications:
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Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
International

JOHN T. RAYMOND Independent PAGP/PAA Director since 2010 Committees: Compensation (chair)
John T. Raymond, age 53, has served as a director of PAGP GP since October 2013. He served as a director of PAA’s general partner from December 2010 until November 2016. Mr. Raymond is the founder and majority owner of EMG, which is the management company for a series of specialized private equity funds. EMG was founded in 2006 and focuses on investing across various facets of the global natural resource industry including the upstream and midstream segments of the energy complex. As of September 30, 2023, EMG had approximately $14 billion of assets under management and approximately $12 billion in commitments have been allocated across the energy sector since inception. From 1998 until founding EMG, Mr. Raymond held various executive leadership positions with several energy companies, including Plains Resources Inc. (the publicly traded predecessor company to Vulcan Energy), Plains Exploration and Production Company, Kinder Morgan,

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
Private Equity

Inc. and Ocean Energy, Inc. From 1992 to 1998, he was a Vice President with Howard Weil Labouisse Friedrichs, Inc. Mr. Raymond has been a direct or indirect owner of PAA’s general partner since 2001 and served on the board of PAA’s general partner from 2001 to 2005. He serves on numerous other private company boards and currently serves on the board of NGL Energy Holdings LLC, the general partner of NGL Energy Partners, L.P., and ESM Acquisition Corp. Mr. Raymond is also co-founder and portfolio manager of EMG Advisors. Mr. Raymond received a BSM degree from the A.B. Freeman School of Business at Tulane University with dual concentrations in finance and accounting and currently sits on the board of the Business School Council. He also serves as a director on the board of the American Heart Association, as a member of the MD Anderson Cancer Center Board of Visitors and is a member of YPO. The Board has determined that Mr. Raymond is “independent” under applicable Nasdaq and SEC rules. We believe that Mr. Raymond’s experience with investment in and management of a variety of upstream and midstream assets and operations provides a valuable resource to the Board.
• International • Energy Evolution
BOBBY S. SHACKOULS Lead Director Independent PAGP/PAA Director since 2010 Committees: Governance (chair) Compensation
Bobby S. Shackouls, age 73, has served as a director of PAGP GP since January 2014 and as Lead Director since January 2020. Mr. Shackouls served as Chairman of Burlington Resources Inc. from 1997 until its acquisition by ConocoPhillips in 2006, and continued to serve on the ConocoPhillips Board of Directors until his retirement in May 2011. Prior thereto, Mr. Shackouls served as President and Chief Executive Officer of Meridian Oil, Inc., a wholly owned subsidiary of Burlington Resources, from 1994 to 1995, and as President and Chief Executive Officer of Burlington Resources from 1995 until 2006. Mr. Shackouls served as a director of The Kroger Co. from 1999 until January 2021, as a director of Oasis Petroleum from 2012 until November 2020, and as a director of Quintana Energy Services from January 2019 until July 2020. He served as a director and member of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. The Board has determined that Mr. Shackouls is “independent” under applicable Nasdaq and SEC rules. We believe that Mr. Shackouls’ extensive experience within the energy industry offers valuable perspective and, in tandem with his long history of leadership as the CEO of a public company, make him highly qualified to serve as a member of the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
International

Other Directors (Directors with terms expiring after the 2024 PAA and PAGP Annual Meetings)
Class I Directors (terms expire in 2026):
WILLIE CHIANG Not Independent PAGP/PAA Director since 2017 Chairman and CEO Committees: None	Willie Chiang, age 63, has served as a director of PAGP GP since February 2017, as Chief Executive Officer of PAGP GP and GP LLC since October 2018 and as Chairman of the Board since January 2020. He served as Executive Vice President and Chief Operating Officer of PAGP GP and GP LLC from January 2018 until October 2018. He also served as Executive Vice President and Chief Operating Officer (U.S.) of PAGP GP and GP LLC from August 2015 through December 2017. Prior to joining Plains, Mr. Chiang served as Executive Vice President — Operations for Occidental Petroleum Corporation from 2012 until 2015. From 1996 until 2012, he served in various positions at ConocoPhillips, including most recently as Senior Vice President — Refining, Marketing, Transportation and Commercial. He previously served on the boards of DCP Midstream and Chevron Phillips Chemical. He serves as chair of the United Way of Greater Houston and is on the board of Performing Arts Houston. Mr. Chiang is a member of the Energy Advisory Council of the Federal Reserve Bank of Dallas and is also involved in a number of industry organizations including the American Petroleum Institute (API), American Fuel & Petrochemical Manufacturers (AFPM) and National Petroleum Council. He received a BS in Mechanical Engineering from South Dakota School of Mines and Technology and completed the Advanced Management Program at the University of Pennsylvania. Mr. Chiang’s role as CEO and his broad experience in the energy industry, together with his leadership capabilities and strategic focus, make him highly qualified to serve on the Board.
Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
Diversity

•
International

•
Energy Evolution

ELLEN R. DESANCTIS Independent PAGP/PAA Director since 2022 Committees: Audit HSES	Ellen R. DeSanctis, age 67, has served as a director of PAGP GP since August 2022. She recently served as Senior Vice President of Corporate Relations for ConocoPhillips, where she worked from 2012 until her retirement in 2022. In that capacity, she was responsible for investor relations, corporate communications and charitable programs. Prior to ConocoPhillips, Ms. DeSanctis had responsibility for similar functions, as well as strategic planning roles, for a number of upstream energy companies, including Petrohawk Energy Corporation, Rosetta Resources, Burlington Resources, Vastar Resources and ARCO. Ms. DeSanctis spent her early career as an engineer for Shell Oil Company. Ms. DeSanctis serves on the board of SilverBow Resources, Inc. She also serves as a member of the board of directors of St. Agnes Academy in Houston and served as past chair of the Girl Scouts of San Jacinto Council. Ms. DeSanctis holds a BA in Geological and Geophysical Sciences from Princeton University and an MBA from UCLA. The Board has determined that Ms. DeSanctis is “independent” under applicable Nasdaq and SEC rules. Ms. DeSanctis’s diverse, strategic and stakeholder-focused background brings a valuable perspective to the Board.
Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
Diversity

•
International

ALEXANDRA D. PRUNER Independent PAGP/PAA Director since 2018 Committees: Audit Governance	Alexandra D. Pruner, age 62, has served as a director of PAGP GP since December 2018. Ms. Pruner has served as a Senior Advisor of Perella Weinberg Partners (“PWP”), a global independent advisory firm providing strategic and financial advice and asset-management services, and its energy division, Tudor, Pickering, Holt & Co., since December 2018. She previously served as Partner and Chief Financial Officer of PWP from December 2016 through November 2018. She served as CFO and a member of the Management Committee at Tudor, Pickering, Holt & Co. from the firm’s founding in 2007 until its combination with PWP in 2016. Ms. Pruner served as a director and member of the audit committee of Anadarko Petroleum Corporation from December 2018 until August 2019. She has also served as a director of NRG Energy, Inc. since October 2019, as chair of the board of Malta Inc. since April 2022, and as a director of Encino Acquisition Partners, LLC since November 2019 and as chair of the board since December 2021. She is the founder and a board member of Women’s Global Leadership Conference in Energy & Technology, is an Emeritus Director of the Amegy Bank Development Board, and is Chair of Brown University’s President’s Advisory Council on the Economics Department. She also serves on the Board of the Houston Zoo and the Texas Medical Center, among other volunteer efforts. Ms. Pruner holds a BA in Economics from Brown University. The Board has determined that Ms. Pruner is “independent” under applicable Nasdaq and SEC rules and qualifies as an “Audit Committee Financial Expert.” Ms. Pruner’s extensive experience in the energy industry from a variety of perspectives, along with her strong finance and investment banking background, make her uniquely qualified to serve on the Board.
Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
Diversity

•
International

•
Cybersecurity/IT

•
Energy Evolution

LAWRENCE M. ZIEMBA Independent PAGP/PAA Director since 2020 Committees: Audit HSES (chair)	Lawrence M. Ziemba, age 68, has served as a director of PAGP GP since January 2020. Mr. Ziemba served as Executive Vice President, Refining, and on the executive committee of Phillips 66 from May 2012 until his retirement in December 2017. From 2001 to May 2012, he served in various downstream positions with ConocoPhillips, including President, Global Refining, and chairman of WRB LLC, a downstream joint venture with Cenovus, a Canadian oil producer. He also held various positions of increasing responsibility with Tosco/Unocal from 1977 to 2001. He has held a number of industry leadership positions, including with API and AFPM. Mr. Ziemba has served on the board of directors of PBF Energy since 2023. From 2020 through 2022 he served as a director of PBF Logistics GP LLC. He also served on the board of trustees of Duchesne Academy in Houston. Mr. Ziemba received a BS in mechanical engineering from the University of Illinois — Champaign and an MBA from the University of Chicago. The Board has determined that Mr. Ziemba is “independent” under applicable Nasdaq and SEC rules. We believe that his operations, technical and project management expertise, coupled with his business sense and understanding of strategic positioning in the energy space, adds a diverse operating and downstream perspective to the Board.
Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
International

•
Cybersecurity/IT

•
Energy Evolution

Class II Directors (terms expire in 2025):
VICTOR BURK Independent PAGP/PAA Director since 2010 Committees: Audit (chair)
Victor Burk, age 74, has served as a director of PAGP GP since January 2014. He is a Senior Advisor for Alvarez and Marsal, a privately owned professional services firm, where he served as Managing Director from April 2009 through December 2022. From 2005 to 2009, Mr. Burk was the global energy practice leader for Spencer Stuart, a privately owned executive recruiting firm. Prior to joining Spencer Stuart, Mr. Burk served as managing partner of Deloitte & Touche’s global oil and natural gas group from 2002 to 2005. He began his professional career in 1972 with Arthur Andersen and served as managing partner of Arthur Andersen’s global oil and natural gas group from 1989 until 2002. Mr. Burk served on the board of directors and audit committee of EV Energy Partners, L.P. from September 2006 until June 2018. Mr. Burk served as a director and as chair of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. Mr. Burk also serves as a board member of the Sam Houston Area Council of the Boy Scouts of America. He received a BBA in Accounting from Stephen F. Austin State University, graduating with highest honors. The Board has determined that Mr. Burk is “independent” under applicable Nasdaq and SEC rules and qualifies as an “Audit Committee Financial Expert.” We believe that Mr. Burk’s background, spanning over 30 years of extensive public accounting and consulting experience in the energy industry, coupled with his demonstrated leadership abilities, bring valuable experience and insight to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
International

KEVIN S. MCCARTHY Independent PAGP/PAA Director since 2020 Committees: Governance HSES
Kevin S. McCarthy, age 64, has served as a director of PAGP GP since October 2020. He served as Vice Chairman at Kayne Anderson from 2019 to 2023. During his 19-year tenure at Kayne Anderson, he co-founded the firm’s energy infrastructure securities activities, and served as CEO and Chairman of the Board of Directors for Kayne Anderson’s closed-end funds. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy investment banking at UBS Securities LLC and held similar positions at PaineWebber Incorporated and Dean Witter Reynolds. Mr. McCarthy serves as a director of Kinetik Holdings Inc. and Chord Energy Corporation, and previously served as a director of Whiting Petroleum Corporation (Chairman), Altus Midstream Company, Range Resources Corporation, ONEOK, Inc., Emerge Energy Services LP and K-Sea Transportation Partners L.P. He also sits on the board of directors of the Gladney Fund, a Fort Worth based adoption agency. Mr. McCarthy earned a BA in economics and geology from Amherst College and an MBA in Finance from the Wharton School at the University of Pennsylvania. The Board has determined that Mr. McCarthy is “independent” under applicable Nasdaq and SEC rules. Mr. McCarthy’s extensive investment management background and involvement in the energy sector, along with the breadth and depth of his market and industry knowledge, brings substantial experience, insight and skill to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
Private Equity

HARRY N. PEFANIS Not Independent PAGP/PAA Director since 2017 President Committees: None
Harry N. Pefanis, age 66, has served as a director of PAGP GP since February 2017 and as President of PAGP GP and GP LLC since March 2021. He previously served as President and Chief Commercial Officer of PAGP GP and GP LLC from January 2018 until March 2021. He served as President and Chief Operating Officer of GP LLC from PAA’s formation in 1998 through December 2017, and as President and Chief Operating Officer of PAGP GP from July 2013 through December 2017. He was also a director of PAA’s former general partner. In addition, he was Executive Vice President — Midstream of Plains Resources from May 1998 to May 2001. He previously served Plains Resources as: Senior Vice President from February 1996 until May 1998; Vice President — Products Marketing from 1988 to February 1996; Manager of Products Marketing from 1987 to 1988; and Special Assistant for Corporate Planning from 1983 to 1987. Mr. Pefanis was also President of several former midstream subsidiaries of Plains Resources prior to PAA’s formation. Mr. Pefanis served as a director of Oasis Midstream Partners, L.P. from July 2018 until February 2022. He is also a director of the Memorial Hermann Foundation and a trustee of the University of Oklahoma Foundation. Mr. Pefanis’s involvement with PAA since its formation and his considerable operational, commercial, accounting and financial experience brings important and valuable skills to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
International

GARY R. PETERSEN Independent PAGP/PAA Director since 2001 Committees: Compensation Governance
Gary R. Petersen, age 77, has served as a director of PAGP GP since November 2016. He served as a director of PAA’s general partner from June 2001 until November 2016. Mr. Petersen is a Managing Partner of EnCap, an investment management firm which he co-founded in 1988. He also served as a director of EV Energy Partners, L.P. from September 2006 until June 2018. He had previously served as Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group for RepublicBank Corporation. Prior to his position at RepublicBank, he was Executive Vice President and a member of the Board of Directors of Nicklos Oil & Gas Company from 1979 to 1984. He served from 1970 to 1971 in the U.S. Army as a First Lieutenant in the Finance Corps and as an Army Officer in the Army Security Agency. He is a member of the Independent Petroleum Association of America, the Houston Producers Forum and the Petroleum Club of Houston. Mr. Petersen is a director of the Memorial Hermann Health System and the Houston Museum of Natural Science. He also sits on the board of trustees of The Council on Recovery. Mr. Petersen holds BBA and MBA degrees in finance from Texas Tech University. The Board has determined that Mr. Petersen is “independent” under applicable Nasdaq and SEC rules. Mr. Petersen has been involved in the energy sector for over 35 years, garnering extensive knowledge of the energy sectors’ various cycles, as well as the current market and industry knowledge that comes with management of approximately $18 billion of energy-related investments. In tandem with the leadership qualities evidenced by his executive background, we believe that Mr. Petersen brings numerous valuable attributes to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
Private Equity

•
International

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers (for purposes of Item 401(b) of Regulation S-K) as of the date of this proxy statement. Executive officers are appointed by the Board. There is no family relationship between any executive officer and director.
Name	Age (as of 3/25/24)	Position
Willie Chiang*	63	Chairman of the Board and Chief Executive Officer
Harry N. Pefanis*	66	President and Director
Al Swanson	60	Executive Vice President and Chief Financial Officer
Richard K. McGee	63	Executive Vice President, General Counsel and Secretary
Chris R. Chandler	52	Executive Vice President and Chief Operating Officer
Jeremy L. Goebel	46	Executive Vice President and Chief Commercial Officer
Chris Herbold	51	Senior Vice President, Finance and Chief Accounting Officer

*
Biographical information for Messrs. Chiang and Pefanis is located under Proposal 1 — Election of Class III Directors.

Al Swanson has served as Executive Vice President and Chief Financial Officer of GP LLC since February 2011. He previously served as Senior Vice President and Chief Financial Officer from November 2008 through February 2011, as Senior Vice President — Finance from August 2008 until November 2008 and as Senior Vice President — Finance and Treasurer from August 2007 until August 2008. He served as Vice President — Finance and Treasurer from August 2005 to August 2007, as Vice President and Treasurer from February 2004 to August 2005 and as Treasurer from May 2001 to February 2004. In addition, he held finance related positions at Plains Resources including Treasurer from February 2001 to May 2001 and Director of Treasury from November 2000 to February 2001. Prior to joining Plains Resources, he served as Treasurer of Santa Fe Snyder Corporation from 1999 to October 2000 and in various capacities at Snyder Oil Corporation including Director of Corporate Finance from 1998, Controller — SOCO Offshore, Inc. from 1997, and Accounting Manager from 1992. Mr. Swanson began his career with Apache Corporation in 1986 serving in internal audit and accounting. Mr. Swanson also serves as Executive Vice President and Chief Financial Officer of PAGP GP.
Richard K. McGee has served as Executive Vice President, General Counsel and Secretary of GP LLC since February 2013. He served as Vice President, General Counsel and Secretary from March 2012 until February 2013 and served as Vice President and Deputy General Counsel from August 2011 through March 2012. He also served as Vice President — Legal and Business Development of PAA’s natural gas storage business from September 2009 through March 2012. From January 1999 to July 2009, he was employed by Duke Energy, serving as President of Duke Energy International from October 2001 through July 2009 and serving as general counsel of Duke Energy Services from January 1999 through September 2001. He previously spent 12 years at Vinson & Elkins L.L.P., where he was a partner with a focus on acquisitions, divestitures and development work for various clients in the energy industry. Mr. McGee also serves as Executive Vice President, General Counsel and Secretary of PAGP GP.
Chris R. Chandler has served as Executive Vice President and Chief Operating Officer of GP LLC since March 2019. He served as Senior Vice President — Strategic Planning and Acquisitions since joining Plains in May 2018 until March 2019. Mr. Chandler has more than 25 years of energy industry experience. Prior to joining Plains, he served in a number of leadership roles at Phillips 66, most recently as General Manager — Corporate Strategy, and previously as General Manager — Midstream Commercial and Business Development, as well as numerous leadership roles in refining. Mr. Chandler also serves as Executive Vice President and Chief Operating Officer of PAGP GP.

Jeremy L. Goebel has served as Executive Vice President and Chief Commercial Officer since March 2021. He previously served as Executive Vice President — Commercial of GP LLC from March 2019 until March 2021, as Senior Group Vice President — Commercial from May 2018 to March 2019, as Senior Vice President — Acquisitions and Strategic Planning from April 2017 until May 2018, as Vice President — Acquisitions and Strategic Planning from July 2015 until April 2017, as Assistant Vice President — Lease Supply from July 2014 until July 2015, and as Managing Director — Acquisitions and Strategic Planning from January 2013 until July 2014. Prior to joining Plains in 2013, he was employed by Simmons & Company International. Mr. Goebel has over 20 years of energy and investment banking experience. Mr. Goebel also serves as Executive Vice President and Chief Commercial Officer of PAGP GP.
Chris Herbold has served as Senior Vice President, Finance and Chief Accounting Officer of GP LLC since August 2021, and served as Senior Vice President and Chief Accounting Officer of GP LLC from August 2018 until August 2021. He served as Vice President — Accounting and Chief Accounting Officer from August 2010 until August 2018. He served as Controller of PAA from 2008 until August 2010. He previously served as Director of Operational Accounting from 2006 to 2008, Director of Financial Reporting and Accounting from 2003 to 2006 and Manager of SEC and Financial Reporting from 2002 to 2003. Prior to joining PAA in April 2002, Mr. Herbold spent seven years working for the accounting firm Arthur Andersen LLP. Mr. Herbold also serves as Senior Vice President, Finance and Chief Accounting Officer of PAGP GP.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee reviews and makes recommendations to the Board regarding the compensation for our executive officers and directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed the following Compensation Discussion and Analysis (sometimes referred to as “CD&A”) with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
John T. Raymond, Chair
Gary R. Petersen
Bobby S. Shackouls
Christopher M. Temple
Compensation Discussion and Analysis
For 2023, our Named Executive Officers (sometimes referred to as “NEOs”) include our CEO, our President, our CFO, and the three most highly compensated executive officers (other than our CEO and CFO). Our NEOs for 2023 include the following individuals:
Named Executive Officer	Title
Willie Chiang	Chairman and Chief Executive Officer
Harry Pefanis	President
Al Swanson	EVP and Chief Financial Officer
Richard McGee	EVP, General Counsel and Secretary
Chris Chandler	EVP and Chief Operating Officer
Jeremy Goebel	EVP and Chief Commercial Officer
Executive Compensation General Philosophy and Approach
Our executive compensation philosophy emphasizes pay for performance, at both an individual and entity level, and places a significant portion of each Named Executive Officer’s compensation at risk. We believe this approach aligns the interests of our executive officers with the interests of our equity holders and at the same time allows us to attract, motivate and retain key executives. The table below highlights some of the key features of our executive compensation program:

What We Do	What We Don’t Do

✓
We emphasize pay for performance

✓
Over 80% of target NEO compensation is variable and/or at risk

✓
Our annual bonus program is 100% performance based with payout based on a formulaic framework

✓
50% of NEO long-term equity incentives are performance based, requiring performance over a multi-year period

✓
Compensation program design mitigates against excessive risk taking

✓
Independent compensation consultant

✓
Regular investor engagement on compensation and other matters

✓
Equity Ownership Guidelines for executive officers and directors

✓
Clawback Policy that applies to incentive-based and other compensation

No guaranteed bonuses

No excise tax gross ups

Directors and officers are prohibited from hedging or pledging company securities

Our equity plan prohibits backdating or repricing of options

No significant perquisites for our executive officers

No single-trigger change in control protections in our long-term incentive plan grants

Unitholder Engagement
98% Say on Pay Support in 2023
At our last annual meeting, over 98% of our voting equity holders approved our executive compensation program. Although this “say on pay” vote is advisory and non-binding, our Compensation Committee and Board value the opinions of our unitholders and consider the results of “say on pay” votes and direct feedback received from investors when making future compensation decisions for our Named Executive Officers.
Our investor relations team and members of our senior management team regularly meet with investors and other stakeholders to seek input and feedback on a wide range of topics, including executive compensation. On an annual basis, as part of our ongoing investor outreach and engagement process, we actively solicit feedback from investors regarding our executive compensation programs and other important matters, including our evolving governance practices and sustainability efforts. In connection with this process during 2023, we reached out to more than 20 of our largest unaffiliated investors representing, as of December 31, 2023, approximately 40% of our outstanding voting equity (excluding executive officers and Directors who collectively hold approximately 10% of our outstanding voting equity).
Outreach in 2023 to unaffiliated holders of ~40% of total outstanding equity
We refer to the process of receiving and incorporating investor feedback into our decision-making process regarding our executive compensation program as the “feedback loop” that we have developed with our investors over the years. As we strive for continuous improvement, we believe that this “feedback loop” is critical to maintaining a compensation program and structure that aligns the interests of our executive officers with the interests of our investors.
Overall, the design of our 2023 executive compensation program did not materially change relative to 2022. The Compensation Committee and our management team are constantly reviewing the design of our programs to ensure that they remain aligned with investor interests and evolving best practices. We will continue to seek direct input from our investors as part of that process.

Our Commitment to Pay for Performance
Our executive compensation philosophy is focused on a long-term pay for performance culture designed to attract and retain key management talent in a competitive industry and market. Our program combines relatively low base pay (as a percentage of total rewards) with higher variable, at-risk compensation opportunities based on objective and transparent performance requirements. As demonstrated in the graphic below, in 2023, at target, approximately 89% of our CEO’s compensation and approximately 82% of our other NEOs’ compensation consisted of at-risk compensation.
Majority of NEO Pay At-Risk and Performance-Based

2023 Total Compensation at Target Pay Mix

CEO
At-risk
89%
Base pay
11%
Short-term incentives
26%
Long-term incentives
63%
Time-Based LTI Award
50%
Performance-Based LTI Award
50%

Other NEOs (average)*
At-risk
82%
Base pay
18%
Short-term incentives
27%
55%
Long-term incentives
Time-Based LTI Award
50%
Performance-Based LTI Award
50%

*
The “Other NEOs” graphic excludes Mr. Pefanis. Mr. Pefanis is a co-founder and substantial equity owner and for the last several years has requested to not participate in the long-term incentive program, which results in an at-risk compensation percentage for Mr. Pefanis of 67%.

At-risk compensation is typically tied to the achievement of one or more performance metrics that measure value creation over both the near and longer term, as well as service period requirements. The primary short-term financial metrics are annual earnings and cash flow levels as represented by Adjusted EBITDA1 attributable to PAA and distributable cash flow (“DCF”) per common unit equivalent (“CUE”). The primary long-term performance measures included in our equity incentive grants are DCF per CUE over a 3-year period (with a leverage modifier) and relative TSR over a 3-year period. We believe our short- and long-term performance metrics are consistent with our overall financial strategy of maintaining financial flexibility and generating attractive unitholder returns.

1
Earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to canceled projects and impairments, of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains or losses on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability.

We believe our pay-for-performance approach aligns the interests of our executive officers with the interests of our equity holders. We also believe that our pay-for-performance approach helps us achieve the overall objectives of our executive compensation program, which are to:
•
attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment;

•
pay for performance by tying a majority of NEO pay (58% for the CEO and 55% on average for the other NEOs) to achievement of specific near-term and long-term goals that drive long-term growth in unitholder value; and

•
directly align our NEOs with our unitholders through the use of equity incentives and encouragement of long-term unit ownership.

Compensation Elements and Objectives
We use three primary elements of compensation in combination with market competitive benefits to achieve our executive compensation program objectives — salary, annual cash incentive awards and long-term equity incentive awards. Our mix of compensation elements is designed to reinforce near-term and long-term business and strategic objectives, recognize and reward performance, motivate long-term value creation and align the interests of our executives with those of our equity holders. The following table sets forth the key elements of our 2023 executive compensation program:
What We Pay	Why We Pay It	Key Features
Base Salary	Attract and retain high-performing executives by providing a secure and appropriate level of base pay
•
Foundational element of our compensation program; short-term and long-term incentive compensation components are based on a percentage of base salary

•
Subject to adjustment periodically based in part on competitive market data

•
Smallest component of NEO compensation

Annual Cash Incentive Awards	Motivate and reward near-term performance and retention	• 100% performance based • Encourages achievement of objective and transparent annual business, ESG and individual goals established at beginning of year • Payout based on formulaic framework
Long-Term Equity Incentive Awards	Motivate and reward long-term performance and retention and create additional alignment with investors
•
Long-term equity incentives are 50% performance-based and 50% time-based

•
Performance-based awards earned based upon performance over cumulative three-year period

•
Performance metrics include relative TSR with negative TSR modifier, and DCF/CUE with leverage modifier (potential downward adjustment only)

•
Distribution Equivalent Rights (“DERs”) associated with long-term equity awards provide additional potential motivation and alignment with other equity holders

What We Pay	Why We Pay It	Key Features
Employee Benefits	Attract and retain talent	• Customary health and welfare benefits for all U.S. employees, including 401(k) Plan • No defined benefit or pension plans • No significant perquisites
2023 Independent Benchmark Study of Executive Compensation
With respect to our 2023 executive compensation program, our Compensation Committee engaged Meridian to provide independent counsel, including a benchmarking review of our executive officer compensation. In connection with its engagement of Meridian, the Compensation Committee evaluated and confirmed Meridian’s independence relative to existing PAA or PAGP relationships or potential conflicts, in line with Nasdaq requirements.
Business consolidation and unique operating models create some challenges in identifying directly comparable peer companies. Accordingly, we take a broad view of comparability to include organizations that are similar to ours and that we believe we compete with for attracting and retaining executive talent. Our primary compensation benchmarking peer group for 2023 included 11 companies across a wide range of revenues, asset values and enterprise values that are primarily engaged in the midstream business in the United States (the entities in the benchmarking peer group are listed in the table below).
Meridian utilized publicly available information to analyze compensation practices of the companies in the benchmarking peer group, including how pay is divided among long-term incentives, annual incentives and base pay. Meridian also compared the amount and structure of compensation for our executive officers to the benchmarking peer group. Meridian’s benchmark study was presented to the Compensation Committee in November 2023.
To provide a broader context to the Compensation Committee, Meridian also provided the Committee with relevant data from six additional midstream companies, nine upstream companies (used exclusively for pay mix comparison purposes), and relevant survey data (used as a secondary reference for additional context); however, the benchmarking peer group listed in the table below served as the primary source of external comparative information.
Meridian’s benchmark study presented to the Compensation Committee in November 2023 included the following summary findings:
•
Total target compensation for all NEOs on average falls within the middle range of our peers; and

•
Total target compensation for the CEO ranks below the median relative to peers.

For a portion (25%) of the long-term incentive awards granted to our executive officers in 2023, we included relative TSR as a performance metric for the three-year performance period ending June 30, 2026. The entities in our 2023 compensation benchmarking peer group and the entities and indices in our TSR Comparator Peer Group for the 2023 long-term incentive awards include the following:

Entity/Index Name (Ticker)	2023 Compensation Benchmarking Peer Group	2023 TSR Comparator Peer Group
Energy Transfer LP (ET)
Enterprise Products Partners LP (EPD)
Kinder Morgan Inc. (KMI)
The Williams Companies Inc. (WMB)
MPLX LP (MPLX)
ONEOK Inc. (OKE)
Targa Resources Corp. (TRGP)
Western Midstream Partners LP (WES)
EnLink Midstream LLC (ENLC)
Magellan Midstream Partners LP (MMP)
Equitrans Midstream Corporation (ETRN)
Crestwood Equity Partners LP (CEQP)
Genesis Energy LP (GEL)
NuStar Energy LP (NS)
S&P 500 Index (SPX)
Alerian Midstream Energy Index (AMNA)
Additional Information Regarding Compensation Practices and Processes
Set forth below is additional information regarding our compensation practices and processes as they relate to the elements of our compensation program:
Base Salary. Historically, we have not made regular annual adjustments to the base salaries of our Named Executive Officers. We have made salary adjustments periodically in connection with promotions, the assumption of increased responsibilities or to address changes in competitive market data. Base salaries were not adjusted in 2023.
Annual Cash Incentive Awards. Annual cash incentive awards (or bonuses) are determined within a formulaic framework that includes an annual bonus target for each Named Executive Officer, expressed as a percentage of base salary, and the determination of an actual payout as a percentage of such target amount based on company performance relative to specific goals, and individual contributions. Annual company goals typically include financial, safety, environmental and other specified goals, and each goal, as well as the individual performance component, is assigned a weighting or percentage share of the total payout opportunity. Annual goals and objectives, as well as weightings and potential payout ranges (expressed as a percentage of target) are established at the beginning of each year and are discussed and reviewed with the Board in conjunction with the review and approval of our annual plan. Payout percentages relative to achievement of specified goals may range from 0 – 200% of an individual’s target opportunity. The final amounts that are paid may be adjusted by the Compensation Committee and the Board based on factors it deems relevant. Such adjustments may be positive or negative depending on the circumstances.

2023 Annual Bonus Formula
At the end of each year, the CEO assesses the Company’s performance relative to goals and objectives established at the beginning of the year. The CEO’s written analysis of our performance examines accomplishments and shortfalls relative to established goals and objectives and also assesses overall performance against opportunities and challenges, taking into account controllable and non-controllable factors encountered during the year. The CEO also assesses the individual performance and contributions of each NEO (other than himself) towards the satisfaction of the various goals and objectives established at the beginning of the year. The CEO submits his report and the supporting detail to the Compensation Committee and Board for review and comment. Based on the conclusions set forth in the annual performance assessment, the CEO submits to the Compensation Committee the results of the formulaic bonus calculations, along with any recommendations for adjustments, for all Named Executive Officers other than himself. In connection with his assessment of Company and individual performance, the CEO also considers various factors, including:
•
whether or not we achieved the goals established for the year and any notable shortfalls relative to expectations;

•
the level of difficulty associated with achieving such objectives based on the opportunities and challenges encountered during the year;

•
current year operating and financial performance relative to both public guidance and prior year’s performance;

•
significant transactions or accomplishments for the period not included in the goals for the year;

•
our relative prospects at the end of the year with respect to future growth and performance; and

•
our equity price performance and returns during the year and our positioning at the end of the year with respect to our targeted leverage metrics and credit profile.

The Compensation Committee may adjust the CEO’s recommendations upward or downward in its discretion. The Compensation Committee’s recommendations are then submitted to the Board for final review and approval.
As noted above, the CEO does not make a recommendation with respect to his own bonus. The Compensation Committee assesses the CEO’s performance and contributions toward meeting the goals and objectives established at the beginning of the year, and then recommends to the Board a total bonus payout for the CEO that it believes to be commensurate with such performance and contributions.
Long-Term Incentive Awards. We use performance and time-based phantom unit grants issued under our Long-Term Incentive Plans to incentivize and retain our executive officers and encourage and reward timely achievement of targeted metrics designed to align the long-term interests of the Named Executive Officers with those of our unitholders.

2023 Annual LTIP Award; Determination of Units for Annual Grants
NEOs are eligible to receive an annual grant of phantom units based on a formula tied to salary and PAA’s unit price. The size of the annual grant for a specified individual is based on a designated target percentage of their base salary that takes into account their expected contribution in respect of longer term performance objectives.
Annual equity grants typically require minimum service periods of three years in order to encourage long-term retention. A phantom unit grant provides the holder with the right to receive, upon the satisfaction of vesting criteria specified in the grant, a PAA common unit (or cash equivalent). We do not use options as a form of incentive compensation. Terms of phantom unit grants may vary, but generally phantom units vest upon the later of achievement of designated performance thresholds and continued employment for a full three-year period. Phantom unit grants for the Named Executive Officers typically include DERs, and for awards granted in 2023, DERs on the performance-based portion of such awards accrue from the grant date and will be payable only if and to the extent the underlying phantom units vest at the end of the three-year performance period. DERs on the time-based portion of such awards accrue for the first year following the grant date, with such accrued amount being paid out on the first anniversary of the grant date, and then are paid on a quarterly basis thereafter.

2023 Performance Overview and Specific Application of Compensation Elements in 2023
At the beginning of 2023, we established key quantitative financial, safety and environmental objectives, along with several qualitative goals. These objectives and goals are summarized in the table below.
2023 Performance Objectives and Results (all figures rounded)
Quantitative Goals
Metrics	2023 Goals	2023 Results
Adjusted EBITDA attributable to PAA(1)	$2.50 billion	$2.71 billion
Implied DCF per common unit and CUE(1)	$2.33	$2.46
Safety and Environmental	• Total Recordable Injury Rate:0.25 • Federally Reportable Releases: 10	• Total Recordable Injury Rate: 0.31 • Federally Reportable Releases: 19
Qualitative Goals

•
Financial: strengthen financial positioning and flexibility; achieve a leverage ratio of ~3.5x or lower by year end; deliver $579 million of Adjusted Free Cash Flow after Distributions; and increase returns of free cash flow after distributions to unitholders.

•
Investment: maintain capital discipline by completing our capital program and maintaining prudent risk adjusted return hurdles for projects under development; advance key projects, including emerging energy opportunities, that will support future growth and returns; and optimize existing assets.

•
Operations and Management: advance and complete key programs and initiatives, including efforts designed to improve the efficiency and scalability of our operations and accounting processes and information systems; progress sustainability goals; and advance key initiatives related to talent development/management, diversity and inclusion, succession planning, employee wellness and performance management.

(1)
Adjusted EBITDA attributable to PAA and Implied DCF are non-GAAP financial measures. Information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measures, is included under the caption “Non-GAAP Financial Measures” beginning on page 73 of PAA’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC.

Set forth below are some highlights regarding our 2023 performance relative to our goals and objectives for the year:
•
With respect to Adjusted EBITDA attributable to PAA, we exceeded our goal by 8% driven primarily by volume growth, higher commodity prices and operating performance.

•
In addition to the results set forth in the table above, we also reported Adjusted Free Cash Flow after Distributions of approximately $809 million (vs. our goal for the year of $579 million).

•
We reduced our debt by approximately $700 million and returned approximately $750 million to common equity holders via distributions. We exited the year with a leverage ratio of 3.1x and approximately $2.6 billion of committed liquidity.

•
Despite a strong multi-year improvement trend, we did not achieve our annual goals regarding safety and environmental metrics. We experienced 19 federally reportable releases (“FRR”) versus a target of 10 and we had a total recordable injury rate (“TRIR”) of 0.31 versus a target of 0.25. However, excluding non-preventable injuries, the TRIR for 2023 would have been 0.23, or slightly below the target of 0.25. In addition, injury severity and lost workdays were reduced relative to 2022 levels.

In developing his annual bonus compensation recommendations, our CEO primarily considered the quantitative factors and context described above. Other factors noted by our CEO as being relevant to his assessment of our 2023 performance included the following:
•
We enhanced our existing assets through the completion of three bolt-on acquisitions;

•
We added additional dedicated acres to the POP JV and extended contracts;

•
We continued to advance several debottlenecking projects at our NGL facilities designed to improve efficiencies;

•
We completed the sale of our minority interest in the Keyera Ft. Sask JV and a portion of our owned rail car fleet;

•
We captured efficiency improvements at our Empress straddle plants;

•
We delivered our capital program on time and within budget; and

•
We advanced several emerging energy projects and continued to make meaningful progress on our efforts to improve effectiveness and efficiency in a variety of areas, including employee development and succession planning, internal systems and processes, safety, integrity, environmental stewardship and sustainability.

2023 Compensation Elements
For 2023, the elements of compensation were applied as described below.
Base Salary. There were no adjustments to the base salaries of our Named Executive Officers in 2023. The 2023 annual base salaries for our NEOs were as follows:
Named Executive Officer	Annual Base Salary
Willie Chiang	$800,000
Harry Pefanis	$600,000
Al Swanson	$550,000
Richard McGee	$550,000
Chris Chandler	$600,000
Jeremy Goebel	$600,000
Annual Cash Incentive Awards. There were no adjustments to the annual bonus targets for our Named Executive Officers in 2023. The 2023 annual bonus targets for our NEOs, expressed as a percentage of base salary, were as follows:
Named Executive Officer	Annual Bonus Target (as a Percentage of Base Salary)
Willie Chiang	250%
Harry Pefanis	200%
Al Swanson	150%
Richard McGee	150%
Chris Chandler	150%
Jeremy Goebel	150%
The goals (and weightings) for 2023 cash incentive awards established at the beginning of the year were company performance (60% overall weighting allocated among Adjusted EBITDA attributable to PAA (40%), DCF per common unit and CUE (40%) and safety/environmental (20%)) and individual performance (40% weighting). The minimum and maximum payout levels of 0% and 200%, respectively, for Adjusted EBITDA attributable to PAA and DCF per common unit and CUE were set at 92.5% and 110%, respectively, of the applicable target with linear interpolation between those points. The minimum and maximum payout levels of 0% and 200%, respectively, for safety (TRIR) and environmental (FRR)

metrics were set at a range of between 0.28 (min) to 0.22 (max) for TRIR and a range of between 13 (min) and 7 (max) for FRR, in both cases with linear interpolation between those points. Individual performance metric payouts were determined by the Compensation Committee based on its assessment of individual contributions towards our 2023 goals and objectives.
Company Performance (60% weight)
The tables below reflect the weighting, payout range and actual results for each company performance metric. Individual performance scores and payout calculations are set forth below under “— Individual Performance.”
Company Performance Payout Thresholds & Ranges: (interpolate between points)
(60% weighting)	Threshold	Target	Max	2023 Formulaic Payout Calculation
Adjusted EBITDA attributable to PAA/DCF (% Target)	92.50%	100%	110%
Safety (TRIR)	0.28	0.25	0.22
Environmental (FRR)	13	10	7
Payout	0%	100%	200%
Company Performance Metrics	Weight	Threshold	Target	Max	Result	Payout %	Wgtd %
Adjusted EBITDA attributable to PAA(1)	40%	$2,313	$2,500	$2,750	$2,684	174%	70%
Implied DCF/Common Unit and CUE(1)	40%	$2.16	$2.33	$2.56	$2.43	141%	56%
Safety (TRIR)(2)	10%	0.28	0.25	0.22	0.31	50%	5%
Environmental (FRR)	10%	13	10	7	19	0	0%
Company Performance Subtotal							131%

(1)
For purposes of the 2023 annual bonus calculation, Adjusted EBITDA and DCF/CUE were adjusted downward to $2.684 billion and $2.43, respectively, to remove the impact of unplanned interest income.

(2)
The Committee approved a 50% discretionary payout for the TRIR metric given that 2023 TRIR would have been 0.23 (same level as 2022) if non-preventable incidents were excluded and that injury severity/lost workdays were down relative to 2022.

Individual Performance (40% weight)
As noted above, individual performance accounts for 40% of the annual bonus opportunity for our Named Executive Officers. Each officer’s individual contributions toward satisfaction of company goals and objectives is evaluated and payouts may range from 0-200% of target. During 2023, the executive leadership team executed well in an uncertain and volatile environment allowing Plains to successfully capture multiple upsides in the business and deliver results that exceeded plan. The individual payout scores for our NEOs for 2023 are set forth in the table below and take these factors into account, together with the specific items described for each NEO in the table.

Name	Individual Performance Highlights	Payout Score
Willie Chiang	• Overall leadership, culture and tone setting • Investor and rating agency engagement/messaging, capital allocation, ESG/sustainability • Led strategic positioning for 2024+ • Ongoing Board initiatives, leadership development/succession	175%
Harry Pefanis
•
Significant role in key strategic decisions/initiatives

•
Leadership of long-term efficiency initiative

•
Mentored/developed key individuals and provided strategic/tactical advice on commercial matters

•
Strategic positioning for 2024+

•
Develop/maintain/enhance major commercial relationships

		100%*
Al Swanson	• Finance group leadership in volatile environment • Driver of organizational focus on maximizing free cash flow and maintaining capital discipline, financial flexibility and ample committed liquidity • Key role in developing financial strategy for 2024+ • Key role in driving updated capital allocation framework/leverage targets • Facilitated effort to improve credit ratings	160%
Richard McGee	• Legal/Land and HR group oversight/leadership during very active year • Leadership/oversight of legal efforts in support of key acquisition, divestiture, JV and other transactions and key commercial arrangements • Oversight of effort to manage/mitigate Line 901 and other litigation exposure and advance positioning for resolution • Key role in investor engagement effort and various Board/governance/HR/compensation initiatives	160%
Chris Chandler	• Drive operating excellence and continued multi-year trend of HSE and reliability improvements • Operational reliability and successful capital program to capture Permian growth • Record operations personal and process safety performance • Strong NGL operations performance to capture NGL production and border flows in Canada • Optimization of Empress complex to improve margin, efficiency and yield • Operations integration of three Permian acquisitions • Development and sanctioning of PFS Phase 1 Project • Timely completion of Plains executed scope of Wink to Webster project	175%
Jeremy Goebel
•
Overall commercial organization leadership

•
Led key commercial strategies that drove financial overperformance vs. plan

•
Solid execution enabled capture of unforecasted market opportunities

•
Led key business development initiatives

•
OMOG, LM and Southern Delaware transactions

•
$310 million in divestitures (KFS and railcar sales)

•
Commercial contracting in support of Ft. Sask debottleneck/expansion

•
Increased Permian dedicated acreage by ~150,000 acres

•
Significant additional volume capture (Permian and elsewhere)

•
Drove NGL strategy/execution (including IPL/Co-ed restructuring)

•
Oversight of emerging energy effort

•
Significant role in attractive positioning of business for 2024+

		175%

*
Mr. Pefanis requested a 100% cap/limit for his individual payout score.

After applying the individual performance scores set forth in the table above ranging from 100% to 175%, the total formulaic bonus payout calculation for our NEOs ranged from 119% to 149%, as set forth in the table below.
Named Executive Officer	2023 Target Bonus Amount	Company Results				Individual Results				Percent of Target Bonus Earned	2023 Actual Bonus Amount(1)
		Company Score		Weight		Individual Score		Weight
Willie Chiang	$2,000,000	131%	x	60%	+	175%	x	40%	=	149%	$2,975,000
Harry Pefanis	$1,200,000	131%	x	60%	+	100%	x	40%	=	119%	$1,425,000
Al Swanson	$825,000	131%	x	60%	+	160%	x	40%	=	143%	$1,180,000
Richard McGee	$825,000	131%	x	60%	+	160%	x	40%	=	143%	$1,180,000
Chris Chandler	$900,000	131%	x	60%	+	175%	x	40%	=	149%	$1,340,000
Jeremy Goebel	$900,000	131%	x	60%	+	175%	x	40%	=	149%	$1,340,000

(1)
Final amounts were rounded up to the nearest multiple of $5,000.

Long-Term Incentive Awards. The annual LTIP targets for the Named Executive Officers, expressed as a percentage of base salary, and the value of the 2023 annual LTIP awards to the Named Executive Officers are set forth in the table below:
Named Executive Officer	Annual LTIP Award Target Value (as a percentage of base salary)	2023 Annual LTIP Award Value	2023 Annual Phantom Units Granted(1)	Time-Based Phantom Units (50%)	Performance- Based Phantom Units (50%)
Willie Chiang	600%	$4,800,000	324,100	162,050	162,050
Harry Pefanis	500%	n/a(2)	n/a(2)	n/a(2)	n/a(2)
Al Swanson	275%	$1,513,000	102,150	51,075	51,075
Richard McGee	275%	$1,513,000	102,150	51,075	51,075
Chris Chandler	325%	$1,950,000	131,650	65,825	65,825
Jeremy Goebel	325%	$1,950,000	131,650	65,825	65,825

(1)
Based on a volume weighted average price per unit for the 10-trading day period beginning five days before and ending five days after the ex-dividend date for the August 2023 distribution ($14.81).

(2)
Annual LTIP grants were not awarded to Mr. Pefanis as he requested to not participate in the 2023 long-term incentive program.

The 2023 time-based phantom units will vest (become payable 1-for-1 in PAA common units) on the August 2026 distribution date. The performance-based phantom units will potentially vest on the August 2026 distribution date at a scaled payout range of between 0% to 200% based on:
(i)
50% Relative TSR with Negative TSR Modifier: PAA’s TSR measured over the three-year period ending June 30, 2026 compared to the TSR of the TSR Comparator Peer Group identified on page 31 (if PAA’s relative TSR results in a payout of over 100%, but actual TSR is negative, the payout on this portion of the award will be reduced by 25 gross percentage points, but not below 100%); and

(ii)
50% DCF per CUE with Leverage Modifier: PAA achieving cumulative DCF per CUE of $7.45 over the three-year period ending June 30, 2026 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2026 is higher than the leverage ratio that equals the upper end of our then applicable guidance range).

DERs associated with the time-based phantom units will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2024 distribution date; beginning in November 2024, DERs on such time-based phantom units will be paid quarterly until the associated phantom units vest. DERs associated with the performance-based phantom units will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2026 distribution date with respect to the number of such phantom units, if any, that vest on such date. See the “Grants of Plan Based Awards Table” below for additional information regarding the 2023 annual grants.
Other Compensation Related Matters
Equity Ownership. Our Named Executive Officers and directors collectively own substantial equity interests in PAA and PAGP including unvested long-term equity awards. As of March 25, 2024, the Named Executive Officers beneficially owned, in the aggregate, approximately 12.6 million units of equity interests in PAA and/or PAGP with an approximate market value of $216 million, and all executive officers and directors beneficially owned, in the aggregate, approximately 81.0 million units of equity interests in PAA and/or PAGP with an approximate market value of $1.4 billion.
Equity Ownership Guidelines. We maintain Equity Ownership Guidelines to further align the interests of our executive officers and directors with the interests of our unitholders by requiring each to achieve and maintain a minimum equity ownership level. Under these guidelines, each executive officer and director is expected to continuously own PAA and/or PAGP securities with a value equal to a specified multiple of his or her base salary or annual cash retainer as follows:
Title	Multiple of Base Salary or Annual Cash Retainer
CEO	6x
President	5x
EVP	3x
SVP	1x
Director	5x
Executive officers and directors are expected to meet these guidelines within five years after the later of becoming subject to the guidelines or the date of adoption of the guidelines. The compliance date for current executive officers and directors is November 2025, except for Mr. McCarthy whose compliance date is August 2026 and Ms. DeSanctis whose compliance date is August 2027. All current executive officers and directors are on track to meet the applicable guidelines on their respective compliance dates. Executive officers and directors are required to hold 100% of units/shares acquired upon vesting of phantom units or phantom shares until ownership guidelines are met (“hold until met” requirement).
Anti-Hedging and Pledging Policies. We have policies and procedures in place that prohibit our directors and officers, including our Named Executive Officers, from using puts, calls, options or other derivative securities to hedge the economic risk of their equity ownership in us, and from engaging in other types of hedging transactions, including prepaid variable forwards, equity swaps, collars and exchange funds. Our policies also prohibit pledging company securities or holding such securities as marginable securities in a margin account.
Clawback Policy. Since November 2020, we have had in place a Clawback Policy to further align the interests of our executive officers with the interests of our unitholders, incentivize appropriate behaviors and discourage excessive risk taking. The Clawback Policy was amended and restated in November 2023 to conform to Nasdaq listing standards adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As amended and restated, the Clawback Policy includes the following clawback triggers and related recoveries:
•
Material financial restatements that result in over-payment of incentive-based compensation (Company must seek recovery of any excess compensation awarded or paid); and

•
Detrimental conduct that results in significant financial, reputational or other harm to the Company (Company may seek recovery or forfeiture of any performance-based compensation or time-based equity awards granted or paid during the 3-year period prior to discovery of the misconduct).

Change in Control Triggers. Our long-term incentive plan grants provide for accelerated vesting upon a change of control (as defined in such agreements), but such vesting becomes operative only if the change in control is accompanied by a “change in status” (which includes the termination of employment by GP LLC without cause and certain other circumstances involving a voluntary separation or retirement). We believe this “double trigger” arrangement is appropriate because it provides assurance to the executive, but does not offer a windfall to the executive when there has been no real change in employment status. In addition, the provisions in Mr. Pefanis’ legacy employment agreement provide for a severance payment if he terminates employment within three months following a change in control. Mr. Pefanis agreed to a conditional waiver of these provisions with respect to all prior qualifying transactions. See “— Potential Payments Upon Termination or Change-in-Control.” The provision of severance or equity acceleration for certain terminations and change of control transactions helps to create a retention tool by assuring the executive that the benefit of the employment arrangement will be at least partially realized despite the occurrence of an event that could materially alter the employment arrangement.
Section 162(m). With respect to the deduction limitations under Section 162(m) of the Internal Revenue Code, we are a limited partnership and do not fall within the definition of a “corporation” under Section 162(m).
Relation of Compensation Policies and Practices to Risk Management
Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach targeted performance thresholds. For us, such risks would primarily attach to certain commercial merchant activities as well as to the execution of investment capital projects and acquisitions and the realization of associated returns.
From a risk management perspective, our policy is to conduct our commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking. We also routinely monitor and measure the execution and performance of investment capital projects and acquisitions relative to expectations.
Our compensation arrangements contain a number of design elements that serve to minimize the incentive for unwarranted risk-taking to achieve short-term, unsustainable results, including splitting the awards into a number of tranches and delaying the vesting date for various tranches, in addition to subjecting such awards to forfeiture for terminations related to violations of our risk management policies and practices or of our Code of Business Conduct. In addition, the vesting criteria for long-term incentive awards are typically based on the passage of time and performance thresholds associated with achieving specified long-term financial goals. Also, the fact that we utilize a variety of metrics in connection with our incentive arrangements (both short and long term), including a leverage modifier in the case of our long-term incentive plan grants, provides a structural mitigant against excessive risk taking to achieve performance targets.
In combination with our risk-management practices and the processes employed by the Compensation Committee and the Board, we believe there is an adequate level of oversight with respect to the degree of risk being taken by management to achieve short- and long-term performance goals and we believe that risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table sets forth certain compensation information for our Named Executive Officers. As a result of his request to not participate in the 2023 long-term incentive program, Mr. Pefanis is not one of our three most highly compensated executive officers for 2023, but he has been included as a Named Executive Officer given the significance of his role as President of Plains.
Name and Current Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Willie Chiang	2023	800,000	3,658,279	2,975,000	20,640	7,453,919
Chairman and Chief Executive Officer	2022	750,000	3,927,000	3,600,000	19,140	8,296,140
	2021	600,000	2,053,850	1,720,000	18,360	4,392,210

Harry Pefanis	2023	600,000	—	1,425,000	20,640	2,045,640
President	2022	550,000	—	2,105,000	19,140	2,674,140
	2021	400,000	—	1,150,000	18,360	1,568,360

Al Swanson	2023	550,000	1,153,018	1,180,000	20,640	2,903,658
Executive Vice President and Chief Financial Officer	2022	512,500	1,237,005	1,450,000	19,140	3,218,645
	2021	400,000	821,267	980,000	18,360	2,219,627

Richard McGee	2023	550,000	1,153,018	1,180,000	20,640	2,903,658
Executive Vice President, General Counsel and Secretary	2022	512,500	1,237,005	1,515,000	19,140	3,283,645
	2021	400,000	821,267	1,050,000	18,360	2,289,627

Chris Chandler	2023	600,000	1,485,999	1,340,000	20,640	3,446,639
Executive Vice President and Chief Operating Officer	2022	550,000	4,081,569	1,730,000	19,140	6,380,709
	2021	400,000	821,267	1,010,000	18,360	2,249,627

Jeremy Goebel	2023	600,000	1,485,999	1,340,000	20,640	3,446,639
Executive Vice President and Chief Commercial Officer	2022	550,000	4,081,569	1,730,000	19,140	6,380,709
	2021	400,000	821,267	1,170,000	18,360	2,409,627

(1)
Grant date fair values are presented for (i) phantom unit grants awarded to Messrs. Chiang, Swanson, McGee, Chandler and Goebel in August 2021, 2022 and 2023, and (ii) a portion of phantom unit grants awarded to Messrs. Chandler and Goebel in November 2019, which were amended in February 2022. Dollar amounts in the table represent the aggregate fair value of phantom units awarded based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. See Note 17 to our Consolidated Financial Statements included in our 2023 Annual Report for further discussion regarding the calculation of grant date fair values.

For phantom unit grants awarded to Messrs. Chandler and Goebel in November 2019, 50% were deemed probable of vesting on the grant date. The probability-based fair value of the phantom unit grants awarded in November 2019 was $3,901,500; the maximum fair value of phantom unit grants awarded in November 2019, assuming that the highest level of performance conditions will be met, was $6,865,000 for each of Messrs. Chandler and Goebel. The November 2019 phantom unit grants were amended in February 2022 to replace the original DCF/CUE metric in the performance-based portion of the award with a relative TSR metric. As a result of the amendment, 100% of the grants were deemed probable of vesting on the amendment date. The amounts presented for each of Messrs. Chandler and Goebel for 2022 include aggregate incremental fair value of $2,486,671 resulting from the amendment of the performance-based portion of the November 2019 awards. The incremental fair value represents the net increase in fair value of the amended awards relative to the fair value on the original grant date.
For phantom unit grants awarded in August 2021, 75% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2021, assuming that the highest level of performance conditions will be met, was $2,738,466 for Mr. Chiang and $1,095,022 for each of Messrs. Swanson, McGee, Chandler and Goebel.
For phantom unit grants awarded in August 2022, 75% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2022, assuming that the highest level of performance conditions will be met, was $7,854,000 for Mr. Chiang, $2,474,010 for each of Messrs. Swanson and McGee, and $3,189,795 for each of Messrs. Chandler and Goebel.
For phantom unit grants awarded in August 2023, 75% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2023, assuming that the highest level of performance conditions will be met, was $4,877,705 for Mr. Chiang, $1,537,358 for each of Messrs. Swanson and McGee, and $1,981,333 for each of Messrs. Chandler and Goebel.
As referenced previously, Mr. Pefanis is a co-founder and substantial equity owner and for the last several years, despite being eligible for equity awards, has requested to not participate in the long-term incentive program.
(2)
Amounts in this column for 2023 were rounded up to the nearest $5,000. See “2023 Compensation Elements — Annual Cash Incentive Awards” above for additional information.

(3)
GP LLC matches 100% of employees’ contributions to its 401(k) plan in cash, subject to certain limitations in the plan. All Other Compensation for 2023 includes $19,800 in matching contributions for each of the Named Executive Officers. The remaining amount represents premium payments on behalf of such Named Executive Officer for group term life insurance.

Grants of Plan-Based Awards Table
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2023:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value Of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Willie Chiang	2/16/23	—	2,000,000	4,000,000	—	—	—	—	—
	8/17/23	—	—	—	—	162,050	324,100	162,050	3,658,279

Harry Pefanis	2/16/23	—	1,200,000	2,400,000	—	—	—	—	—

Al Swanson	2/16/23	—	825,000	1,650,000	—	—	—	—	—
	8/17/23	—	—	—	—	51,075	102,150	51,075	1,153,018

Richard McGee	2/16/23	—	825,000	1,650,000	—	—	—	—	—
	8/17/23	—	—	—	—	51,075	102,150	51,075	1,153,018

Chris Chandler	2/16/23	—	900,000	1,800,000	—	—	—	—	—
	8/17/23	—	—	—	—	65,825	131,650	65,825	1,485,999

Jeremy Goebel	2/16/23	—	900,000	1,800,000	—	—	—	—	—
	8/17/23	—	—	—	—	65,825	131,650	65,825	1,485,999
(1)
Represents performance-based phantom units granted in August 2023. These phantom units will potentially vest on the August 2026 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-based award, PAA’s TSR over the three-year period ending June 30, 2026 relative to the TSR of the TSR Comparator Peer Group described on page 31 (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-based award, PAA achieving cumulative DCF per CUE of $7.45 over the three-year period ending June 30, 2026 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2026 is greater than the upper end of our guidance range). DERs associated with these performance-based awards will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2026 distribution date with respect to the number of such phantom units, if any, that vest on such date.

(2)
Represents time-based phantom units granted in August 2023. These phantom units will vest on the August 2026 distribution date. DERs associated with these time-based awards will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2024 distribution date; beginning in November 2024, DERs on such time-based portion will be paid quarterly until the associated phantom units vest.

(3)
Represents the aggregate grant date fair values of phantom units granted in August 2023 based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. For phantom unit grants awarded in August 2023, 75% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2023, assuming that the highest level of performance conditions will be met, was $4,877,705 for Mr. Chiang, $1,537,358 for each of Messrs. Swanson and McGee, and $1,981,333 for each of Messrs. Chandler and Goebel.

Narrative Disclosure to Summary Compensation Table
A narrative description of all material factors necessary to an understanding of the information included in the above Summary Compensation Table is included in “— Compensation Discussion and Analysis” and in the footnotes to such table.
Employment Contracts
Mr. Chiang’s previous employment agreement was amended and restated in connection with his promotion to CEO in October 2018. Pursuant to the amended and restated agreement, which may be terminated by the Company or by Mr. Chiang at any time, Mr. Chiang’s compensation, which is described throughout this Executive Compensation section, is subject to adjustment by the Compensation Committee and full Board.
The initial three-year term of Mr. Pefanis’ current employment agreement commenced on June 30, 2001, and is automatically extended for one year on June 30 of each year (such that the term is reset to three years) unless Mr. Pefanis receives notice from the Chairman of the Board that the Board has elected not to extend the agreement. Pursuant to Mr. Pefanis’ agreement, Mr. Pefanis’ compensation, which is described throughout this Executive Compensation section, is subject to adjustment by the Compensation Committee and full Board. See “— Potential Payments upon Termination or Change-In-Control” for a discussion of the provisions in Mr. Pefanis’ employment agreement related to termination, change of control and related payment obligations.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards as in effect at December 31, 2023 with respect to our Named Executive Officers:
Name	Unit Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Willie Chiang	—	—	500,000(2)	7,575,000
	—	—	62,870(3)	952,481
	150,300(5)	2,277,045	150,300(6)	2,277,045
	220,000(7)	3,333,000	220,000(8)	3,333,000
	162,050(9)	2,455,058	162,050(10)	2,455,058

Harry Pefanis	—	—	—	—

Al Swanson	—	—	25,150(3)	381,023
	60,100(5)	910,515	60,100(6)	910,515
	69,300(7)	1,049,895	69,300(8)	1,049,895
	51,075(9)	773,786	51,075(10)	773,786

Richard McGee	—	—	25,150(3)	381,023
	60,100(5)	910,515	60,100(6)	910,515
	69,300(7)	1,049,895	69,300(8)	1,049,895
	51,075(9)	773,786	51,075(10)	773,786

Chris Chandler	—	—	25,150(3)	381,023
	250,000(4)	3,787,500	250,000(4)	3,787,500
	60,100(5)	910,515	60,100(6)	910,515
	89,350(7)	1,353,653	89,350(8)	1,353,653
	65,825(9)	997,249	65,825(10)	997,249

Jeremy Goebel	—	—	25,150(3)	381,023
	250,000(4)	3,787,500	250,000(4)	3,787,500
	60,100(5)	910,515	60,100(6)	910,515
	89,350(7)	1,353,653	89,350(8)	1,353,653
	65,825(9)	997,249	65,825(10)	997,249

(1)
Market value of phantom units reported in these columns is calculated by multiplying the closing market price ($15.15) of PAA’s common units on December 29, 2023 (the last trading day of the fiscal year) by the number of units. No discount is applied for remaining performance threshold or service period requirements.

(2)
Represents phantom units granted to Mr. Chiang in August 2018. These phantom units, which were granted in connection with Mr. Chiang’s promotion to CEO, will vest as follows: (i) 25% will vest upon the later of October 1, 2023 and the first distribution date on which PAA will have generated DCF per common unit of at least $3.00 on a trailing four quarter basis, and (ii) 75% will vest upon the later of October 1, 2023 and the first distribution date on which PAA will have generated DCF per common unit of at least $3.50 on a trailing four quarter basis, in both cases with the initial performance-related measurement period beginning on or after January 1, 2021. Upon vesting, the phantom units are payable on a one-for-one basis in PAA common units. Any phantom units or DERs that have not vested by October 1, 2025 will expire at that time. The phantom units have associated DERs that have vested or will vest as follows: (i) one-third vested on the May 2019 distribution date as a result of PAA generating DCF per common unit of at least $2.50 on a trailing four quarter basis, (ii) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.60 on a trailing four quarter basis, and (iii) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.80 on a trailing four quarter basis; provided that in the case of the performance thresholds described in clauses (ii) and (iii) immediately preceding, the applicable trailing four quarter period must begin on or after January 1, 2020.

(3)
Represents 50% of phantom units granted in August 2019 that will vest on the first distribution date following PAA’s achievement of DCF per common unit of at least $2.65 on a trailing four quarter basis. The applicable trailing four quarter period for determining whether the requisite DCF per common unit has been achieved for vesting of such phantom units may not begin until after December 31, 2020. The associated DERs will vest on the first distribution date following January 1, 2021 on which PAA achieves DCF per common unit of at least $2.50 on a trailing four quarter basis. Any phantom units and associated DERs that have not vested by the August 2024 distribution date will expire at that time.

(4)
Represents the applicable portion of one-time special retention phantom unit awards granted in November 2019. The original terms of these phantom units provided that they would vest (i) 50% on the August 2026 distribution date, (ii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and CUE of at least $2.80 on a trailing four quarter basis, and (iii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and CUE of at least $3.15 on a trailing four quarter basis. Vesting of a portion of the associated DERs was also tied to PAA’s achievement of specified DCF per common unit and CUE levels. The vesting terms with respect to the performance-based portion of these phantom units (50% of the amount awarded) were amended in February 2022. As amended, the November 2019 phantom unit awards will vest as follows: (i) 50% will vest on the August 2026 distribution date (this is unchanged from the original terms), and (ii) up to 50% will potentially vest at a scaled payout range of between 0% and 100% based on the TSR ranking of PAA relative to a designated comparator group as measured over a four and one-half year period beginning on January 1, 2022 and ending on June 30, 2026. The unvested DERs associated with the November 2019 phantom unit awards that were originally tied to achievement of DCF/CUE targets were also amended such that they began accruing on January 1, 2022 and will be paid in cash in a lump sum on the August 2026 distribution date with respect to the number of phantom units, if any, that vest on such date.

(5)
Represents time-based phantom units granted in August 2021 that will vest on the August 2024 distribution date. The associated DERs accrued for the first year and such accrued amount was paid in cash in a lump sum on the August 2022 distribution date; beginning in November 2022, the associated DERs began being paid quarterly in cash on each distribution payment date.

(6)
Represents the target number of performance-based phantom units granted in August 2021 that will potentially vest on the August 2024 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-based award, PAA’s TSR over the three-year period ending June 30, 2024 compared to the TSR of the TSR Comparator Peer Group (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-based award, PAA achieving cumulative DCF per CUE of $6.00 over the three-year period ending June 30, 2024 (payout may be decreased or increased by 50 gross percentage points (but not above 200%) based on PAA’s leverage ratio as of June 30, 2024 compared to the target leverage ratio set forth in PAA’s multi-year plan as of August 2021). As of December 31, 2023, the estimated payout percentage for the TSR portion of these performance-based phantom units was approximately 157% and the estimated payout percentage for the DCF/CUE portion was approximately 200%. DERs will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2024 distribution date with respect to the number of phantom units, if any, that vest on such date. Any phantom units and associated DERs that have not vested by the August 2024 distribution date will expire at that time.
(7)
Represents time-based phantom units granted in August 2022 that will vest on the August 2025 distribution date. The associated DERs accrued for the first year and such accrued amount was paid in cash in a lump sum on the August 2023 distribution date; beginning in November 2023, the associated DERs began being paid quarterly in cash on each distribution payment date.

(8)
Represents the target number of performance-based phantom units granted in August 2022 that will potentially vest on the August 2025 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-based award, PAA’s TSR over the three-year period ending June 30, 2025 compared to the TSR of the TSR Comparator Peer Group (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-based award, PAA achieving cumulative DCF per CUE of $7.05 over the three-year period ending June 30, 2025 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2025 is greater than 3.5x). DERs will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2025 distribution date with respect to the number of phantom units, if any, that vest on such date. Any phantom units and associated DERs that have not vested by the August 2025 distribution date will expire at that time.

(9)
Represents time-based phantom units granted in August 2023 that will vest on the August 2026 distribution date. The associated DERs will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2024 distribution date; beginning in November 2024, the associated DERs will be paid quarterly in cash on each distribution payment date.

(10)
Represents the target number of performance-based phantom units granted in August 2023 that will potentially vest on the August 2026 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-based award, PAA’s TSR over the three-year period ending June 30, 2026 compared to the TSR of the TSR Comparator Peer Group (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-based award, PAA achieving cumulative DCF per CUE of $7.45 over the three-year period ending June 30, 2026 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2026 is greater than the upper end of our guidance range). DERs will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2026 distribution date with respect to the number of phantom units, if any, that vest on such date. Any phantom units and associated DERs that have not vested by the August 2026 distribution date will expire at that time.

Option Exercises and Units Vested
We have never issued options under our long-term incentive plan; all of the grants awarded under our long-term incentive plan have been phantom unit grants. The following table sets forth certain information regarding the vesting of phantom units during the fiscal year ended December 31, 2023 with respect to our Named Executive Officers.
Name	Unit Awards
	Number of Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Willie Chiang	430,103(2)	6,559,071(3)

Harry Pefanis	—	—

Al Swanson	172,046(2)	2,623,702(3)

Richard McGee	172,046(2)	2,623,702(3)

Chris Chandler	172,046(2)	2,623,702(3)

Jeremy Goebel	172,046(2)	2,623,702(3)
	30,000	352,800(4)

(1)
Represents the gross number of phantom units that vested during the year ended December 31, 2023. The actual number of units delivered was net of income tax withholding.

(2)
Represents phantom units originally granted in August 2020 that vested in August 2023. Pursuant to the terms of the 2020 grants, (i) 50% of the phantom units were time based with vesting to occur in August 2023, and (ii) 50% of the phantom units were performance based with potential vesting to occur in August 2023 at a scaled payout range of between 0% and 200% based on: (A) with respect to 50% of the performance-based portion, PAA’s TSR over the three year period ending June 30, 2023 compared to the TSR of the applicable TSR peer group and (B) with respect to the other 50% of the performance-based portion, PAA achieving a cumulative adjusted DCF per CUE target of $5.90 over the three-year period ending June 30, 2023. With respect to the performance-based portion of the 2020 grants, the final payout percentage for the TSR portion was 75% (based on a TSR ranking of 11 out of 17) and the final payout percentage for the DCF/CUE portion was 182.6% (based on achieving cumulative DCF/CUE of $6.51). Taking all vesting criteria (50% time, 25% TSR and 25% DCF/CUE) into account, the 2020 grants paid out at 114.4% of target.

(3)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($15.25) of PAA’s common units on August 11, 2023 (the trading date immediately preceding the vesting date) by the number of units that vested.

(4)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($11.76) of PAA’s common units on December 30, 2022 (the trading date immediately preceding the vesting date) by the number of units that vested.

Pension Benefits
GP LLC sponsors a 401(k) plan that is available to all U.S. employees. We do not maintain any pension or defined benefit programs in which any of our employees, including the Named Executive Officers, participate.

Nonqualified Deferred Compensation and Other Nonqualified Deferred Compensation Plans
We do not maintain any nonqualified deferred compensation plans or programs in which any of our employees, including our Named Executive Officers, participate.
Potential Payments upon Termination or Change-in-Control
The following table sets forth potential amounts payable to the Named Executive Officers upon termination of employment under various circumstances, and as if terminated on December 31, 2023.
	By Reason of Death ($)	By Reason of Disability ($)	By Company without Cause ($)	By Executive with Good Reason ($)	In Connection with a Change In Control ($)
Willie Chiang(7)
Equity Compensation	19,747,571(1)	19,747,571(1)	15,158,624(2)	—	24,657,686(3)
Total	19,747,571	19,747,571	15,158,624	—	24,657,686
Harry Pefanis(7)
Salary and Bonus	5,410,000(4)	5,410,000(4)	5,410,000(4)	5,410,000(4)	8,115,000(5)
Health Benefits	—	38,595(6)	38,595(6)	38,595(6)	38,595(6)
Total	5,410,000	5,448,595	5,448,595	5,448,595	8,153,595
Al Swanson(7)
Equity Compensation	4,301,843(1)	4,301,843(1)	2,774,512(2)	—	5,849,415(3)
Total	4,301,843	4,301,843	2,774,512	—	5,849,415
Richard McGee(7)
Equity Compensation	4,301,843(1)	4,301,843(1)	2,774,512(2)	—	5,849,415(3)
Total	4,301,843	4,301,843	2,774,512	—	5,849,415
Chris Chandler(7)
Equity Compensation	12,484,358(1)	12,484,358(1)	9,111,663(2)	—	14,478,855(3)
Total	12,484,358	12,484,358	9,111,663	—	14,478,855
Jeremy Goebel(7)
Equity Compensation	12,484,358(1)	12,484,358(1)	9,111,663(2)	—	14,478,855(3)
Total	12,484,358	12,484,358	9,111,663	—	14,478,855

(1)
The letter evidencing the August 2018 phantom unit grant to Mr. Chiang provides that in the event of his death or disability after the second anniversary of the date of the applicable grant, all of his then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).

The letters evidencing the August 2019, August 2021, August 2022 and August 2023 phantom unit grants awarded to Messrs. Chiang, Swanson, McGee, Chandler and Goebel provide that in the event of their death or disability after the first anniversary of the date of the applicable grant, all of their then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).
The letters evidencing the November 2019 phantom unit grants awarded to Messrs. Chandler and Goebel, as amended, provide that in the event of their death or disability after the second anniversary of the date of grant, all of their then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable and will vest on the next distribution date (assuming a TSR payout percentage of 100% with respect to the performance-based portion of the award).

For these purposes, “disability” means a physical or mental infirmity that impairs the ability substantially to perform duties for a period of eighteen (18) months or that the general partner otherwise determines constitutes a disability.
Assuming death or disability occurred on December 31, 2023, (i) all of the phantom units and associated DERs held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel pursuant to their August 2019, August 2021 and August 2022 grant letters; all of the phantom units and associated DERs held by Mr. Chiang pursuant to his August 2018 grant letter; and all of the phantom units and associated DERs held by Messrs. Chandler and Goebel pursuant to their November 2019 grant letters would have become nonforfeitable as of such date and would have vested on the February 2024 distribution date, and (ii) all of the phantom units and associated DERs held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel pursuant to their August 2023 grant letters would have been forfeited. The dollar value given is based on the market value of PAA’s common units on December 29, 2023 ($15.15 per unit).
(2)
Other than as described below, pursuant to the grant letters for the currently outstanding phantom unit grants awarded to the NEOs, if GP LLC terminated their employment other than for cause (as defined in footnote 3 below), all of their unvested phantom units awarded under such grants and associated DERs shall be deemed nonforfeitable on the date of such termination and shall vest on the next following distribution date.

The phantom units granted to Messrs. Chandler and Goebel in November 2019, as amended, provide that if their employment is terminated other than for cause (as defined in footnote 3 below), a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 40% for a termination prior to November 21, 2022, and increasing by 20% per year thereafter such that 100% of the unvested phantom units would be deemed nonforfeitable following a termination other than for cause on or after November 21, 2024.
The phantom units granted to Messrs. Chiang, Swanson, McGee, Chandler and Goebel in August 2021, August 2022 and August 2023 provide that if their employment is terminated other than for cause prior to the first anniversary of the applicable date of grant, all of their unvested phantom units will be forfeited as of the date of such termination. If such termination occurs after the first anniversary of the applicable date of grant, a pro rata portion of the unvested phantom units (based on the portion of the three-year vesting period that has elapsed since the grant date and assuming a payout at target for any performance-based phantom units) will be deemed nonforfeitable and will vest on the next following distribution date.
Mr. Chiang’s August 2018 phantom unit grant provides that if his employment is terminated other than for cause (as defined in footnote 3 below) a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 20% for a termination prior to October 1, 2019, and increasing to 40% for a termination other than for cause between October 1, 2019 and October 1, 2020, 60% for a termination other than for cause between October 1, 2020 and October 1, 2021 and 100% for a termination other than for cause on or after October 1, 2021.
Assuming our Named Executive Officers were terminated without cause on December 31, 2023, (i) all of the phantom units covered by the August 2019 phantom unit grants held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel; approximately 79% of the phantom units covered by the August 2021 phantom unit grants held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel; approximately 46% of the phantom units covered by the August 2022 phantom unit grants held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel; 80% of the phantom units covered by the November 2019 phantom unit grants held by Messrs. Chandler and Goebel; and 100% of the phantom units covered by the August 2018 phantom unit grant held by Mr. Chiang would have become nonforfeitable as of such date and would have vested on the February 2024 distribution date, and (ii) all remaining phantom units held by our Named Executive Officers would have been forfeited. The dollar value given is based on the market value of PAA’s common units on December 29, 2023 ($15.15 per unit).
(3)
The letters evidencing phantom unit grants awarded to the Named Executive Officers provide that in the event of a change in status (as defined below), all of the then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable, and such phantom units will vest in full (i.e., the phantom units will become payable in the form of one common unit per phantom unit) upon the next following distribution date. Assuming that a change in status occurred on December 31, 2023, all outstanding phantom units awarded under such grants and the associated DERs would have become nonforfeitable as of such date and would have vested on the February 2024 distribution date. The dollar value given is based on the market value of PAA’s common units on December 29, 2023 ($15.15 per unit).
The phrase “change in status” means, with respect to a Named Executive Officer, (A) during the period (“protected period”) beginning two and a half months prior to and ending one year following a change of control (as defined below), the termination of employment by GP LLC other than a termination for cause (as defined below), (B) during the protected period, the termination of employment by the Named Executive Officer due to the occurrence, without the Named Executive Officer’s written consent, of (i) any material diminution in the Named Executive Officer’s authority, duties or responsibilities, (ii) any material reduction in the Named Executive Officer’s base salary or (iii) any other action or inaction that would constitute a material breach of the applicable grant letter by GP LLC, or (C) the termination of employment as a result of retirement on terms and timing that are approved by the CEO (or the Board in the case of the CEO).
The phrase “change of control” is defined in the outstanding phantom unit grants awarded in 2018, 2019, 2021, 2022 and 2023 to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) any Person (other than PAGP and any affiliate of PAGP that is controlled by PAGP) becomes the beneficial owner, directly or indirectly (in one transaction or a series of related transactions and whether by merger or otherwise), of 50% or more of the membership interest in PAGP GP; (ii) any Person (other than PAGP GP, PAGP or any affiliate of PAGP that is controlled by PAGP) acquires (in one transaction or a series of related transactions and whether by merger or otherwise) direct or indirect control of the general partner interest of PAGP; (iii) PAGP ceases to retain direct or indirect control (in one transaction or a series of related transactions and whether by merger or otherwise) of the general partner of PAA; or (iv) the consummation of a reorganization, merger or consolidation with, or any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of PAA to, one or more Persons (other than PAGP or any affiliates of PAGP that are controlled by PAGP). As used in this definition, “Person” shall include any “partnership, limited partnership, syndicate or other group” constituting a “person” within the meaning of such terms pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
“Cause” is defined in the 2018, 2019, 2021, 2022 and 2023 phantom unit grant agreements as (i) failure to perform the duties and responsibilities of a position at an acceptable level as reasonably determined in good faith by the CEO of GP LLC (or by the Board in the case of the CEO), (ii) the conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof (or Canada or any province thereof) or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC’s Code of Business Conduct (unless waived in accordance with the terms thereof), in the case of clauses (i) and (iii) with the specific failure or violation described in writing.
(4)
Mr. Pefanis’ employment agreement provides that if (i) his employment is terminated as a result of his death, (ii) he terminates his employment (a) because of a disability (as defined in Section 409A of the Code) or (b) for good reason (as defined below), or (iii) GP LLC terminates his employment without cause (as defined below), he is entitled to a lump-sum amount equal to the product of (1) the sum of his (a) highest annual base salary paid prior to his date of termination and (b) highest annual bonus paid or payable for any of the three years prior to the date of termination, and (2) the lesser of (i) two or (ii) the number of days remaining in the term of his employment agreement divided by 360. The amount provided in the table assumes a termination date of December 31, 2023 with two years remaining on the term of his agreement, and also assumes a highest annual base salary of $600,000 and highest annual bonus of $2,105,000.

Mr. Pefanis’ employment agreement defines “cause” as (i) willfully engaging in gross misconduct, or (ii) conviction of a felony involving moral turpitude. Notwithstanding, no act, or failure to act, on his part is “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such act or omission was in the best interest of GP LLC or otherwise likely to result in no material injury to GP LLC. However, Mr. Pefanis will not be deemed to have been terminated for cause unless and until there is delivered to him a copy of a resolution of the Board at a meeting held for that purpose (after reasonable notice and an opportunity to be heard), finding that Mr. Pefanis was guilty of the conduct described above, and specifying the basis for that finding. If Mr. Pefanis were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligations triggered by the termination under the employment agreement or other employment arrangement.
Mr. Pefanis’ employment agreement defines “good reason” as the occurrence of any of the following circumstances: (i) removal by GP LLC from, or failure to re-elect him to, the position to which Mr. Pefanis was appointed pursuant to his employment agreement, except in connection with his termination for cause (as defined above); (ii) (a) a reduction in his rate of base salary (other than in connection with across-the-board salary reductions for all executive officers of GP LLC) to an amount which is less than 85% of his current base salary, (b) a material reduction in his fringe benefits, or (c) any other material failure by GP LLC to comply with its obligations under the employment agreement to pay his annual salary and bonus, reimburse his business expenses, provide for his participation in certain employee benefit plans and arrangements, furnish him with suitable office space and support staff, or allow him no less than 15 business days of paid vacation annually; or (ii) the failure of GP LLC to obtain the express assumption of the employment agreement by a successor entity (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of GP LLC.
(5)
Pursuant to his employment agreement, if Mr. Pefanis terminates his employment with GP LLC within three months of a Change in Control (as defined below), he is entitled to a lump-sum payment in an amount equal to the product of (i) three and (ii) the sum of (a) his highest annual base salary previously paid to him and (b) his highest annual bonus paid or payable for any of the three years prior to the date of such termination. The amount provided in the table assumes a Change in Control and termination date of December 31, 2023, and also assumes a highest annual base salary of $600,000 and highest annual bonus of $2,105,000.

In conjunction with events occurring in 2005, 2010 and 2013, Mr. Pefanis executed various agreements waiving his right to terminate his employment and receive separation benefits under his employment agreement. In connection with such waivers, the definition of “Change in Control” in Mr. Pefanis’ employment agreement was modified to mean, and will be deemed to occur upon, one or more of the following events: (i) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a “person” for purposes of Section 13(d) or 14(d) of the Exchange Act becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in GP LLC or 50% or more of the outstanding limited partnership interest of PAGP; (ii) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a “person” for purposes of Section 13(d) or 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in PAGP GP; (iii) PAGP ceases to beneficially own, directly or indirectly, more than 50% of the membership interest in GP LLC; (iv) the “Owner Affiliates”, as defined in the 2013 waiver agreement, cease to beneficially own, directly or indirectly, more than 50% of the membership interest in PAGP GP; or (v) there has been a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transactions (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more persons who are not affiliates of PAGP (“third party” or “parties”), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.
(6)
Pursuant to his employment agreement, if Mr. Pefanis is terminated other than (i) for cause (as defined in footnote 4 above), (ii) by reason of death or (iii) by resignation (unless such resignation is due to a disability or for good reason (each as defined in footnote 4 above)), then he is entitled to continue to participate, for a period which is the lesser of two years from the date of termination or the remaining term of the employment agreement, in such health and accident plans or arrangements as are made available by GP LLC to its executive officers generally. The amounts provided in the table assume a termination date of December 31, 2023 with two years remaining on the term of his agreement.
(7)
If Messrs. Chiang, Pefanis, Swanson, McGee, Chandler or Goebel were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligation triggered by the termination under any employment arrangement.

Confidentiality, Non-Compete and Non-Solicitation Arrangements
Mr. Chiang has agreed to maintain the confidentiality of certain information and not to solicit customers, assets and employees for two years following termination of his employment. Mr. Pefanis has agreed to maintain the confidentiality of PAA information for a period of one year following the termination of his employment. Messrs. McGee and Chandler have each agreed to maintain the confidentiality of certain information and not to solicit customers for a period of two years after termination of their employment.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Willie Chiang, our CEO during 2023:
•
The annual total compensation for Mr. Chiang for 2023 was $7,453,919.

•
The annual total compensation for the median employee for 2023 was $125,389.

•
The ratio of Mr. Chiang’s pay to the pay of our median employee for 2023 was approximately 59.45 to 1.

PAA’s median employee was identified as of December 31, 2023 using the following methodology:
•
A list was prepared of all individuals, excluding the CEO, who were employed by PAA on December 31, 2023. We included all U.S. and Canadian employees.

•
Basic wage data for each U.S. employee was extracted from Form W-2 information provided to the Internal Revenue Service for calendar year 2023. Basic wage data for each Canadian employee was extracted from Form T4 information provided to the Canada Revenue Agency for calendar year 2023 and converted to U.S. dollars. This information was then sorted and the median employee was identified.

The median employee’s annual total compensation for 2023 was determined using the same methodology we used for determining the annual total compensation for the Named Executive Officers as set forth in the 2023 Summary Compensation Table.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and PAA’s financial performance for the periods presented. The CAP dollar amounts shown in the table below have been calculated in accordance with SEC rules; however, meaningful amounts included as CAP (e.g., approximately one-third of CAP for our PEO in 2023) do not represent compensation actually paid or earned during the applicable years. This is due to the fact that CAP includes the value of outstanding equity awards that could potentially vest in future years (“potentially realizable future value”) in addition to base salary, bonus, the value of equity awards that vested during the year and DERs (“realized value”). With respect to our principal executive officer (“PEO”) for 2023, ~71% of the ~$16.4 million of CAP (or ~$11.7 million) represents the “realized value” of amounts actually paid to or earned by our PEO and ~29% (or ~$4.7 million) represents “future potentially realizable value” of outstanding equity awards. With respect to our other NEOs (“Non-PEO NEOs”) for 2023, ~71% of the ~$6.5 million of average CAP (or ~$4.6 million) represents the “realized value” of amounts actually paid to or earned by our Non-PEO NEOs and ~29% (or ~$1.9 million) represents “future potentially realizable value” of outstanding equity awards.
Tabular Disclosure of Compensation Actually Paid versus Performance
The following table discloses information on CAP to our PEO and, on average, to our Non-PEO NEOs during the specified years alongside TSR, net income, and the Company-selected measure of Adjusted EBITDA Attributable to PAA. Adjusted EBITDA Attributable to PAA was identified by the Company as the most important financial performance measure used to link CAP to Company performance.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non- PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income/ (Loss)	Adjusted EBITDA Attributable to PAA
					Company TSR(3)	Peer Group TSR(3)
2023	$7,453,919	$16,427,772	$2,949,247	$6,454,569	$113.53	$147.00	$1.50 billion	$2.71 billion
2022	$8,296,140	$14,459,710	$4,387,570	$8,142,198	$81.51	$128.92	$1.23 billion	$2.51 billion
2021	$4,392,210	$4,792,883	$2,147,374	$2,385,698	$60.08	$106.08	$648 million	$2.20 billion
2020	$4,290,241	$2,401,749	$1,957,177	$429,822	$49.18	$76.64	$(2.58 billion)	$2.55 billion
(1)
For each of the years presented, our PEO is Willie Chiang and our Non-PEO NEOs are Harry Pefanis, Al Swanson, Richard McGee, Chris Chandler and Jeremy Goebel.

(2)
The dollar amounts shown in these columns reflect CAP as calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) values for unvested equity compensation that may or may not be realized in future periods, and as such, the dollar amounts shown do not necessarily represent the actual amount of compensation earned or paid during the applicable years.

(3)
TSR figures assume an initial investment of $100 in PAA on December 31, 2019. The peer group referenced for purposes of the TSR comparison is the group of companies included in the Alerian Midstream Energy Index, which is the same index used for purposes of Item 201(e) of Regulation S-K.

The adjustments made to the Summary Compensation Table (“SCT”) amounts to determine CAP are shown in the tables below:

PEO — Reconciliation of SCT Total to CAP Total(a)
Year	SCT Total		Grant Date Fair Value of Awards Granted During the Year		Fair Value of Equity Calculated Using SEC Methodology		CAP Total
2023	$7,453,919	—	$3,658,279	+	$12,632,132	=	$16,427,772

(a)
As shown in the table, the CAP total represents the SCT total for the covered fiscal year, but adjusted as required by SEC rules to replace the grant date fair value of awards granted during the covered fiscal year with the fair value of current and prior year equity awards that were outstanding at the end of the current fiscal year or that vested or were forfeited during the covered fiscal year. Our NEOs do not participate in a defined benefit plan; therefore, no adjustment for pension benefits is included.

The calculation of the fair value of equity for the PEO for the covered fiscal year is shown in the following table:
PEO — CAP Fair Value of Equity Calculation(a)
Year	YE Fair Value of Current Year Awards Outstanding at YE		Change in Fair Value as of YE for Prior Year Awards Outstanding at YE		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year		Fair Value of DERs Paid During the Year		Fair Value of Equity for CAP Purposes
2023	$3,510,732	+	$6,016,326	+	$1,718,016	+	$1,387,058	=	$12,632,132

(a)
We did not issue any equity awards during the covered fiscal year that vested in the year of grant. Additionally, no equity awards granted in any prior fiscal year failed to meet applicable vesting conditions or were forfeited during the covered fiscal year.

Non-PEO NEOs (Average) — Reconciliation of SCT Total to CAP Total(a)
Year	SCT Total		Grant Date Fair Value of Awards Granted During the Year		Fair Value of Equity Calculated Using SEC Methodology		CAP Total
2023	$2,949,247	—	$1,055,607	+	$4,560,929	=	$6,454,569

(a)
The CAP total figures were calculated using the same methodology described in footnote (a) to the “PEO — Reconciliation of SCT Total to CAP Total” table shown above.

The calculation of the fair value of equity for the Non-PEO NEOs for the covered fiscal year is shown in the following table:
Non-PEO NEOs (Average) — CAP Fair Value of Equity Calculation(a)
Year	YE Fair Value of Current Year Awards Outstanding at YE		Change in Fair Value as of YE for Prior Year Awards Outstanding at YE		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year		Fair Value of DERs Paid During the Year		Fair Value of Equity for CAP Purposes
2023	$1,013,032	+	$2,491,868	+	$549,783	+	$506,246	=	$4,560,929

(a)
We did not issue any equity awards during the covered fiscal year that vested in the year of grant. Additionally, no equity awards granted in any prior fiscal year failed to meet applicable vesting conditions or were forfeited during the covered fiscal year.

Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2023 to Company Performance
The following were the most important financial and non-financial performance measures, as determined by the Company, that link 2023 CAP to the Company’s performance for the most recently completed fiscal year (unranked):
Most Important Performance Measures
Adjusted EBITDA Attributable to PAA
DCF per CUE
TSR
TRIR
FRR
For further information regarding these performance measures and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 26.
Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The graphs below describe the relationship between CAP (as calculated above) and our financial and stock performance for the indicated years. In addition, the first table below compares our cumulative TSR to peer group TSR for the indicated years.

Compensation of Directors
The following table sets forth a summary of the compensation paid to each person who served as a director of PAGP GP in 2023 (other than Messrs. Chiang and Pefanis who were not compensated as directors and whose compensation is set forth in the Summary Compensation Table above):
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Greg L. Armstrong(2)	250,000	—	15,840	265,840
Victor Burk	145,000	125,500	—	270,500
Ellen R. DeSanctis	130,000	125,500	—	255,500
Kevin S. McCarthy	115,000	125,500	—	240,500
Gary R. Petersen	115,000	125,500	—	240,500
Alexandra D. Pruner	130,000	125,500	—	255,500
John T. Raymond	130,000	125,500	—	255,500
Bobby S. Shackouls	165,000	125,500	—	290,500
Christopher M. Temple	115,000	125,500	—	240,500
Lawrence M. Ziemba	145,000	125,500	—	270,500

(1)
The dollar value of long-term incentive awards granted during 2023 is based on the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 17 to our Consolidated Financial Statements included in our 2023 Annual Report for additional discussion regarding the calculation of grant date fair values. In August 2023, each of Messrs. Burk, McCarthy, Petersen, Raymond, Shackouls, Temple and Ziemba, Ms. DeSanctis and Ms. Pruner received an annual long-term incentive award for 8,050 PAGP phantom Class A shares. See “— Long-Term Equity Awards” below for further information regarding long-term incentive awards granted to our non-employee directors. The aggregate number of outstanding long-term incentive awards held by our non-employee directors as of December 31, 2023 were as follows:

	Number of LTIP Awards Held as of December 31, 2023
Director Name:	PAGP Phantom Class A Shares (#)	Vesting Date
Burk	8,050	August 2024
	15,290	August 2024
	11,900	August 2025
Total	35,240
DeSanctis	8,050	August 2024
Total	8,050
McCarthy	8,050	August 2024
	10,622	August 2024
	11,900	August 2025
Total	30,572
Petersen	8,050	August 2024
	15,290	August 2024
	11,900	August 2025
Total	35,240
Pruner	8,050	August 2024
	15,290	August 2024
	11,900	August 2025
Total	35,240
Raymond	8,050	August 2024
	15,290	August 2024
	11,900	August 2025
Total	35,240
Shackouls	8,050	August 2024
	15,290	August 2024
	11,900	August 2025
Total	35,240
Temple	8,050	August 2024
	15,290	August 2024
	11,900	August 2025
Total	35,240
Ziemba	8,050	August 2024
	15,290	August 2024
	11,900	August 2025
Total	35,240

(2)
Mr. Armstrong served as Senior Advisor to the CEO during 2023 and received a salary of $250,000 and other compensation of $15,840 (comprising 401(k) plan matching contributions and premium payments for group term life insurance) for his services as an employee and as a director. Pursuant to his employment agreement, Mr. Armstrong will continue to serve as a director and will also serve as Senior Advisor to the CEO until the date of the 2024 annual meeting and he will receive an annual salary of $250,000 for these services. Mr. Armstrong does not hold any LTIP awards.

Cash Retainers and Expense Reimbursement
During 2023, our non-employee directors received an annual retainer fee of $115,000. In addition to their annual retainer, each committee chairman (other than the Audit Committee chairman) received an additional retainer of $15,000, the Audit Committee chairman received an additional retainer of $30,000, each other member of the Audit Committee received an additional retainer of $15,000, and the Lead Director received an additional retainer of $35,000.
Non-employee directors are reimbursed for reasonable travel, lodging and other out-of-pocket expenses related to meeting attendance or otherwise related to service on the Board (including, without limitation, reimbursement for continuing education expenses).
Long-Term Equity Awards
Our non-employee directors receive annual LTIP awards as part of their compensation. In 2023, such LTIP awards consisted of PAGP phantom Class A shares having a market value on the date of grant equal to approximately $125,000 (based on a volume weighted average price for the 10-trading day period beginning five days before and ending five days after the ex-dividend date immediately preceding the date of grant). The annual LTIP awards granted in 2023 will vest (become payable in PAGP Class A shares on a one-for-one basis) on the August 2024 distribution date and include associated DERs. Outstanding director LTIP awards granted prior to 2022 will vest four years after the date of grant.
All director LTIP awards vest in full upon the next following distribution date after the death or disability (as determined in good faith by the Board) of the director. The awards also vest in full if a director (i) retires (no longer with full-time employment and no longer serving as an officer or director of any public company) or (ii) is removed from the Board or is not re-elected to the Board, unless such removal is for “Cause,” as defined in the PAGP GP LLC Agreement.
Reimbursement of Expenses of Our General Partner and its Affiliates
We do not pay our general partner a management fee, but we do reimburse our general partner for all direct and indirect costs of services provided to us or incurred on our behalf, including the costs of employee, officer and director compensation and benefits allocable to us, as well as all other expenses necessary or appropriate to the conduct of our business. We record these costs on the accrual basis in the period in which our general partner incurs them. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Plains All American Pipeline, L.P.
Our common units and Series A preferred units outstanding (collectively, our “Common Unit Equivalents”) represent 100% of our voting securities. Ownership of the non-economic general partner interest is discussed separately below under “— Beneficial Ownership of General Partner Interest.” The following table sets forth certain information regarding the beneficial ownership of our common units and Series A preferred units as of March 25, 2024 (unless otherwise noted) by each person who is known to us to beneficially own more than 5% of our common units, each person who is known to us to beneficially own more than 5% of our Series A preferred units, the Named Executive Officers, our directors, and all directors and executive officers as a group. As reflected below, Plains AAP is the record owner of over 30% of our common units; however, it is not entitled to vote such units for the election of directors at our Annual Meeting. See pages 9-11 for additional information regarding our ownership and voting structure.
Name of Beneficial Owner and Address (in the case of Owners of more than 5%)	Common Units	Percentage of Common Units	Series A Preferred Units(1)	Percentage of Series A Preferred Units	Percentage of Common Unit Equivalents**
Plains AAP, L.P.(2)	232,653,928	33.2%	—	—	30.1%
ALPS Advisors, Inc.(3)	60,732,044	8.7%	—	—	7.9%
EnCap Partners LLC(4)	—	—	25,357,120	35.7%	3.3%
EMG Fund IV PAA Holdings, LLC(5)	—	—	20,376,259	28.7%	2.6%
FR XIII PAA Holdings Holdco LLC(6)	—	—	6,643,139	9.3%	*
Stonepeak Partners LLC(7)	—	—	6,339,278	8.9%	*
Atlas Point Energy Infrastructure Fund LLC(8)	—	—	4,380,953	6.2%	*
Willie Chiang(11)	592,641(9)	*	—	—	*
Harry N. Pefanis(11)	420,194	*	—	—	*
Al Swanson(11)	393,200(9)	*	—	—	*
Richard McGee(11)	397,652(9)	*	—	—	*
Chris Chandler(11)	254,191(9)	*	—	—	*
Jeremy Goebel(11)	279,223(9)	*	—	—	*
Greg L. Armstrong(11)	1,508,418	*	—	—	*
Victor Burk(11)	37,043	*	—	—	*
Ellen DeSanctis(11)	—	—	—	—	—
Kevin S. McCarthy(11)	200,000	*	—	—	*
Gary R. Petersen(4)(11)	68,200	*	25,357,120	35.7%	3.3%
Alexandra D. Pruner(11)	—	—	—	—	—
John T. Raymond(5)(11)	1,602,616	*	20,376,259	28.7%	2.8%
Bobby S. Shackouls(11)	35,033	*	—	—	*
Christopher M. Temple(11)	—	—	—	—	—
Lawrence M. Ziemba(11)	2,346	*	—	—	*
All directors and executive officers as a group (17 persons)(11)	5,928,413(9)(10)	*	45,733,379(10)	64.3%	6.7%

*
Less than 1%.

**
Common Unit Equivalents include outstanding common units and Series A preferred units combined.

(1)
The Series A preferred units vote on an as-converted basis with the common units and have certain other class voting rights with respect to any amendment to our partnership agreement that would adversely affect any rights, preferences or privileges of the Series A preferred units. The Series A preferred units are convertible, generally on a one-for-one basis and subject to customary anti-dilution adjustments, at any time by the holders or by us.

(2)
The address for this holder is 333 Clay Street, Suite 1600, Houston, Texas 77002. The number of common units owned by Plains AAP equals the number of outstanding Class A and Class B shares of PAGP (232,653,928). Plains AAP is not entitled to vote these units in the election of directors.

(3)
Reflects beneficial ownership as of December 31, 2023 as reported in a Schedule 13G filed with the SEC on February 5, 2024. The address of this holder is 1290 Broadway, Suite 1000, Denver, Colorado 80203.

(4)
The Series A preferred units are owned by funds managed by EnCap Partners, LLC, whose address is 9651 Katy Freeway, 6th Floor, Houston, Texas 77024. Gary R. Petersen may be deemed to be the beneficial owner of the Series A preferred units owned by these holders by virtue of being a member of EnCap Partners, LLC, the managing member of each holder’s general partner. Mr. Petersen disclaims beneficial ownership of the Series A preferred units except to the extent of his pecuniary interest therein.

(5)
The address for this holder is 2229 San Felipe, Suite 1300, Houston, Texas 77019. John T. Raymond has sole voting and dispositive power over the Series A preferred units and may be deemed to be the beneficial owner of the Series A preferred units owned by the holder by virtue of being the sole member of the general partner of the holder’s manager. Mr. Raymond disclaims beneficial ownership of the Series A preferred units except to the extent of his pecuniary interest therein.

(6)
The address for this holder is 600 Travis, Suite 6000, Houston, Texas 77002.

(7)
The Series A preferred units are owned by funds managed by Stonepeak Partners LLC, whose address is 550 W. 34th Street, 48th Floor, New York, New York 10001.

(8)
The address for this holder is 100 Saint Paul Street, Suite 700, Denver, CO 80206.

(9)
Does not include unvested phantom units granted under our Long-Term Incentive Plans. See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End”.

(10)
Consistent with our policies that prohibit pledging of company securities, to our knowledge, no units were pledged by directors or Named Executive Officers as of March 25, 2024.

(11)
In addition to owning the common units or Series A preferred units as shown in the table above, certain of our Named Executive Officers and directors also own PAGP Class A shares or PAGP Class B shares and are entitled to vote those shares in the election of directors at the PAGP Annual Meeting. Information regarding the beneficial ownership of PAGP and PAA voting securities (exclusive of unvested equity awards) by our Named Executive Officers, directors and all director and executive officers as a group is reflected below:

Name	Total PAA Common and Series A Preferred Units	PAGP Class A Shares	PAGP Class B Shares	Total PAGP Class A and Class B Shares	Total Combined PAA/ PAGP Ownership	Percentage of Overall Voting Interests
Willie Chiang	592,641	378,704	353,489	732,193	1,324,834	*
Harry Pefanis	420,194	1,108,653	2,268,988	3,377,641	3,797,835	*
Al Swanson	393,200	1,351,839	—	1,351,839	1,745,039	*
Richard McGee	397,652	—	429,346	429,346	826,998	*
Chris Chandler	254,191	—	—	—	254,191	*
Jeremy Goebel	279,223	1,314	35,350	36,664	315,887	*
Greg Armstrong	1,508,418	1,865,812	4,492,268	6,358,080	7,866,498	1.0
Victor Burk	37,043	28,633	—	28,633	65,676	*
Ellen DeSanctis	—	21,400	—	21,400	21,400	*
Kevin McCarthy	200,000	110,469	—	110,469	310,469	*
Gary Petersen	25,425,320	25,254	—	25,254	25,450,574	3.3
Alexandra Pruner	—	38,004	—	38,004	38,004	*
John Raymond	21,978,875	272,504	11,458,736	11,731,240	33,710,115	4.4
Bobby Shackouls	35,033	30,511	—	30,511	65,544	*
Chris Temple	—	40,249	—	40,249	40,249	*
Lawrence Ziemba	2,346	44,890	—	44,890	47,236	*
All directors and executive officers as a group (17 persons)	51,661,792	5,318,236	19,184,581	24,502,817	76,164,609	9.9

*
Less than 1%.

Beneficial Ownership of General Partner Interest
Plains AAP owns a significant limited partner interest in us and, indirectly through its 100% member interest in PAA GP LLC, our non-economic general partner interest. GP LLC owns the non-economic general partner interest in Plains AAP. The Class A limited partners of Plains AAP collectively own 100% of the economic interests in Plains AAP. The following table sets forth the percentage ownership of the Class A limited partners of Plains AAP, including certain of our directors and Named Executive Officers, as of March 25, 2024:
Name of Owner and Address (in the case of Owners of more than 5%)	Percentage Ownership of Plains AAP, L.P. Class A LP Interest(1)
Plains GP Holdings, L.P.	84.8%
333 Clay Street, Suite 1600
Houston, TX 77002
Lynx Holdings I, LLC	1.4%
John T. Raymond	3.6%
Greg L. Armstrong	1.9%
Willie Chiang	*
Harry N. Pefanis	*
Richard McGee	*
Jeremy Goebel	*
Various Individual and Other Investors	7.0%

*
Less than 1%.

(1)
Plains AAP owns approximately 232.7 million PAA common units and a 100% member interest in PAA GP LLC, which owns our non-economic general partner interest.

EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2023. For a description of these plans, see “Certain Relationships and Related Transactions — Equity-Based Long-Term Incentive Plans.”
Plan Category	Number of Units to be Issued upon Exercise/Vesting of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Units Remaining Available for Future Issuance under Equity Compensation Plans (c)
Equity compensation plans approved by unitholders:
2021 Long Term Incentive Plan	10,043,814(1)	N/A(2)	15,565,007(3)(4)
Equity compensation plans not approved by unitholders:
PNG Successor Plan	328,180(4)	N/A(2)	85(3)(4)

(1)
The 2021 Long-Term Incentive Plan (the “2021 Plan”), which was approved by our unitholders in May 2021, amended, restated and renamed the 2013 Long-Term Incentive Plan (the “2013 Plan” or “prior plan”). The 2021 Plan contemplates the issuance or delivery of up to 28,786,102 common units to satisfy awards under the plan, which amount is net of 9,063,516 common units previously issued under the prior plan. The number of units presented in column (a) assumes that all outstanding grants will be satisfied by the issuance of new units upon vesting unless such grants are by their terms payable only in cash. Some portion of the phantom units may be settled in cash or will be withheld for taxes. Any units not issued upon vesting will become “available for future issuance” under column (c).

(2)
Phantom unit awards under the 2021 Plan and PNG Successor Plan (defined below) vest without payment by recipients.

(3)
In accordance with Item 201(d) of Regulation S-K, column (c) excludes the securities disclosed in column (a). However, as discussed in footnotes (1) and (4), any phantom units represented in column (a) that are not satisfied by the issuance of units become “available for future issuance.”

(4)
In December 2013, in connection with the PNG Merger, we adopted and assumed the PAA Natural Gas Storage, L.P. 2010 Long Term Incentive Plan (the “PNG Legacy Plan”), and all outstanding awards of PNG phantom units were converted into comparable awards of PAA phantom units by applying the merger exchange ratio of 0.445 PAA common units for each PNG common unit and rounding down for any fractions. The GP LLC board of directors amended and restated the PNG Legacy Plan, which is now known as the PNG Successor Long-Term Incentive Plan (the “PNG Successor Plan”). The PNG Successor Plan contemplates the issuance or delivery of up to 1,319,983 units to satisfy awards under the plan, which amount is net of 15,017 common units previously issued under the PNG Legacy Plan. The number of units presented in column (a) assumes that all outstanding grants will be satisfied by the issuance of new units upon vesting unless such LTIPs are by their terms payable only in cash. Some portion of the phantom units may be settled in cash or will be withheld for taxes. Any units not issued upon vesting will become “available for future issuance” under column (c).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our General Partner
Our operations and activities are managed, and our officers and personnel are employed, by our general partner (or, in the case of our Canadian operations, Plains Midstream Canada ULC). We do not pay our general partner a management fee, but we do reimburse our general partner for all expenses incurred on our behalf (other than expenses related to the AAP Management Units). Total costs reimbursed by us to our general partner for the year ended December 31, 2023 were approximately $546 million.
Our general partner owns a non-economic general partner interest in us and, as of March 25, 2024, owned approximately 232.7 million common units (representing approximately 30% of our outstanding common units and Series A preferred units combined). This limited partner interest entitles our general partner to receive quarterly distributions at the same rate as other common unitholders; however, these units are not entitled to vote in the election of directors.
Equity-Based Long-Term Incentive Plans
General
In May 2021, our unitholders approved the adoption of the 2021 Plan, which amended, restated and renamed the 2013 Plan. In December 2013, in connection with the PNG Merger, we adopted and assumed the PNG Legacy Plan, and all outstanding awards of PNG phantom units were converted into comparable awards of PAA phantom units by applying the merger exchange ratio of 0.445 PAA common units for each PNG common unit and rounding down for any fractions. The Board amended and restated the PNG Legacy Plan, which is now known as the PNG Successor Plan (together with the 2021 Plan, the “Plans”). The provisions of the PNG Successor Plan are substantially the same as the 2013 Plan, except that new awards under the PNG Successor Plan may only be made to employees hired after the date of the PNG Merger. Awards contemplated by the Plans include phantom units, unit appreciation rights, restricted units, options, DERs and cash awards. The 2021 Plan authorizes the grant of awards covering an aggregate of 28,786,102 common units deliverable upon vesting or exercise (as applicable) of such awards. The PNG Successor Plan authorizes the grant of awards covering an aggregate of 1,319,983 common units deliverable upon vesting or exercise (as applicable) of such awards.
The Plans are administered by the Compensation Committee or other Board committee appointed to administer the Plans, or by the Board. The plan administrator has the right to terminate or amend the Plans from time to time, including, subject to any applicable Nasdaq listing requirements, increasing the number of common units available for awards under the Plans. No change may be made to any outstanding grant that would materially reduce the benefits of the holder of such grant without the consent of such holder.
Common units to be delivered upon the vesting and settlement of awards may be common units acquired in the open market, newly issued common units, common units acquired from us, any of our affiliates or any other person, or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. When we issue new common units upon vesting and settlement of grants, the total number of common units outstanding increases.
Pursuant to the terms of the 2021 Plan, if any Award is forfeited, canceled, exercised or otherwise terminated without the actual delivery of common units pursuant to such Award, or if any common units under an Award are held back to cover tax withholding, then, in either such case, any common units that are so forfeited, canceled, exercised or otherwise terminated without the actual delivery of common units or held back to cover tax withholding (excluding Restricted Unit Awards) shall be available to satisfy future Awards under the 2021 Plan. Units tendered or withheld in payment of any exercise or purchase price of an Award, units that were subject to an option or unit appreciation right but were not issued or delivered as a result of the net settlement of such Award, and units repurchased on the open market with the proceeds of an option’s exercise price, will not, in each case, be available for future Awards under the 2021 Plan.
As of December 31, 2023, grants of approximately 10,043,814 and 328,180 unvested phantom units were outstanding under the 2021 Plan and PNG Successor Plan, respectively, and approximately 15,565,007 and 85 remained available for future grant, respectively. The plan administrator may, in the future, make additional grants under the Plans to employees and directors containing such terms as the plan administrator shall determine.
Awards
Phantom Units. A phantom unit entitles the grantee to receive, upon the vesting of the phantom unit, a common unit (or cash equivalent, depending on the terms of the grant). The issuance of the common units upon vesting of phantom units is primarily intended to serve as a means of incentive compensation for performance. Therefore, no consideration is paid to us by the plan participants upon receipt of the common units.
Unit Appreciation Rights. A unit appreciation right is an award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a common unit on the exercise date over the grant price of the unit appreciation right. The excess may be paid in cash and/or common units as determined by the plan administrator in its discretion, provided that unit appreciation rights may not have an exercise price that is less than the fair market value of the common units on the date of grant. No unit appreciation rights have been granted under the Plans to date.
Restricted Unit Awards. A restricted unit is a common unit that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions that may be imposed by the plan administrator in its discretion. No restricted unit awards have been granted under the Plans to date.
Options. Options may be granted to purchase a specific number of common units at a set exercise price. The exercise price of each option granted under the Plan will be determined by the plan administrator at the time the option is granted, provided no each option may have an exercise price that is less than the fair market value of the common units on the date of grant. No options have been granted under the Plans to date.
Distribution Equivalent Rights. Awards granted under the Plans (other than Restricted Unit Awards) may include DERs. DERs entitle the grantee to a cash payment, either while the Award is outstanding or upon vesting, equal to the cash distributions paid on a unit while the Award is outstanding.
Cash Awards. Cash Awards may be granted on a free-standing basis or as an element of, as a supplement to, or in lieu of any other Award granted under the 2021 Plan.
Other Provisions
Tax Withholding. Our General Partner or one of its affiliates are authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a plan participant, the amount (in cash, common units, other securities or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy any tax withholding obligations with respect to an Award.
Change of Control. Except to the extent specifically provided in an Award agreement, vesting of an Award shall not occur solely upon a change of control.
Minimum Vesting Requirement. The 2021 Plan provides that Awards that must or may be settled in units shall vest no earlier than the first anniversary of the date the Award is granted. Notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the units available for issuance under the 2021 Plan may be granted to one or more plan participants without regard to this minimum vesting requirement.
Equity Ownership Guidelines. The plan administrator retains the discretion under the 2021 Plan to impose a holding period with respect to an Award or the units received in connection with an Award. Pursuant to the Equity Ownership Guidelines adopted by our Board in November 2020, our executive officers and Directors will be required to hold 100% of any units acquired upon vesting of Awards until the applicable ownership requirements are met.
Clawback Policy. The 2021 Plan provides that all Awards granted thereunder are subject to any written clawback policies that we may adopt, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules promulgated thereunder such as our Amended and Restated Clawback Policy adopted in November 2023.
Transferability of Awards. Options and unit appreciation rights are only exercisable by the plan participant during the plan participant’s lifetime, or by the person to whom the plan participant’s rights pass by will or the laws of descent and distribution. No Award or right granted under the 2021 Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the plan administrator may, in its discretion, allow a plan participant to transfer an option or a unit appreciation right without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the plan administrator from time to time, provided that no Award may be transferred to a third-party financial institution for value.
Anti-Dilution Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under FASB ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of common units covered by each outstanding Award and the terms and conditions of such Award to equitably reflect the restructuring event, and the plan administrator will adjust the number and type of common units with respect to which future Awards may be granted under the 2021 Plan. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to Awards were discretionary, the plan administrator shall have complete discretion to adjust Awards in the manner it deems appropriate. In the event the plan administrator makes any such adjustments, a corresponding and proportionate adjustment shall be made with respect to the maximum number of common units available under the 2021 Plan and the kind of units or other securities available for grant under the 2021 Plan.
Omnibus Agreement
In connection with the Simplification Transactions completed in November 2016, we entered into an omnibus agreement (the “Omnibus Agreement”) with PAGP, PAGP GP, Plains AAP, PAA GP LLC and GP LLC (collectively with us, the “Plains Entities”), which provides, among other things, that all direct or indirect expenses of any of the Plains Entities will be paid by us, other than income taxes, if any, of PAGP GP, PAGP, GP LLC, Plains AAP and PAA GP LLC. Such direct or indirect expenses include, but are not limited to, (i) compensation and expense reimbursements for the directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services. We paid $4.8 million of such expenses in 2023.
Other
During 2023, we purchased approximately $2.3 million of petroleum products from companies affiliated with EMG. These ordinary course transactions were conducted at prices that we believe approximate market. Based on our knowledge, the amounts received during 2023 from PAA by companies affiliated with EMG ($2.3 million) did not exceed 5% of EMG’s consolidated gross revenues.
During 2023, we purchased approximately $118 million of petroleum products from companies affiliated with EnCap. These ordinary course transactions were conducted at prices that we believe approximate market. Based on our knowledge, the amounts received during 2023 from PAA by companies affiliated with EnCap ($118 million) did not exceed 5% of the total revenues for all entities controlled by EnCap.
An employee in our marketing department, who has been with PAA for over 15 years, is the daughter of Willie Chiang, our Chief Executive Officer. Mr. Chiang’s daughter’s total compensation for 2023 was approximately $180,000.
Review, Approval or Ratification of Transactions with Related Persons
Pursuant to our Governance Guidelines, a director is expected to bring to the attention of the Chairman of the Board, the CEO or the Board any conflict or potential conflict of interest that may arise between the director, such director’s family members, or any affiliate of the director, on the one hand, and PAGP GP, PAA, PAGP or their respective affiliates, on the other. The resolution of any such conflict or potential conflict should, at the discretion of the Board in light of the circumstances, be determined by a majority of the disinterested directors.
If a conflict or potential conflict of interest arises between PAA and its limited partners, on the one hand, and our general partner and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the partnership agreements of PAA and PAGP. At the discretion of the Board in light of the circumstances, the resolution may be determined by the Board or by a “conflicts committee” meeting the definitional requirements for such a committee under the partnership agreements.
Pursuant to our Code of Business Conduct, any executive officer must avoid conflicts of interest and must disclose any actual or potential conflicts of interest for review and resolution, which may include a formal waiver of the conflict of interest.
In the case of any sale of equity by the Partnership in which an owner or affiliate of an owner of our general partner participates, our practice would be to obtain Board approval for the transaction. The Board typically delegates authority to set the specific terms to a pricing committee, consisting of the CEO and one independent director. Actions by the pricing committee require unanimous approval of such committee.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board oversees the Partnership’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023.
The Partnership’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee reviewed with PricewaterhouseCoopers LLP the firm’s judgment as to the quality, not just the acceptability, of the Partnership’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from management and the Partnership.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Victor Burk, Chair Ellen R. DeSanctis Alexandra D. Pruner Lawrence M. Ziemba

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit and Non-Audit Fees
The following table details the aggregate fees billed for professional services rendered by our independent auditor for services provided to us and to our subsidiaries (in millions):
	Year Ended December 31,
	2023	2022
Audit fees(1)	$5.8	$6.1
Audit-related fees(2)	0.5	—
Tax fees(3)	1.6	1.6
Total	$7.9	$7.7

(1)
Audit fees include those related to (a) our annual audit (including internal control evaluation and reporting), (b) the audit of certain joint ventures of which we are the operator, and (c) work performed in connection with the registration of publicly held debt and equity.

(2)
Audit-related fees primarily related to the assessment of internal controls in connection with the implementation of an information system.

(3)
Tax fees are primarily related to tax processing as well as the preparation of Forms K-1 for our unitholders and international tax planning work associated with the structure of our Canadian investment.

Pre-Approval Policy
Our Audit Committee reviews our external financial reporting, engages our independent auditors and reviews the adequacy of our internal accounting controls. Our Audit Committee performs similar functions on PAGP’s behalf. All services provided by our independent auditor to us or to PAGP are subject to pre-approval by our Audit Committee. The Audit Committee has instituted policies that describe certain pre-approved non-audit services. We believe that the descriptions of services are designed to be sufficiently detailed as to particular services provided, such that (i) management is not required to exercise judgment as to whether a proposed service fits within the description and (ii) the Audit Committee knows what services it is being asked to pre-approve. The Audit Committee is informed of each engagement of the independent auditor to provide services under the respective policy. All services provided by our independent auditor during the years ended December 31, 2023 and 2022 were approved in advance by our Audit Committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.
The second proposal item to be voted on at the PAA Annual Meeting is ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Votes cast on this proposal by our Unitholders will be “passed through” as instructions to PAA as to how PAA should vote the PAGP Class C shares that it owns at the PAGP Annual Meeting on ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP’s independent registered public accounting firm for 2024.
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP to continue to act as our and PAGP’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board has directed that such appointment be submitted to our Unitholders for ratification at the PAA Annual Meeting.
Ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP’s independent registered public accounting firm is not required. The Board, however, is submitting the appointment to our Unitholders for ratification as a good corporate governance practice. Representatives of PricewaterhouseCoopers LLP are expected to be present at the PAA Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE OUR 2023 NAMED EXECUTIVE OFFICER COMPENSATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON A NON-BINDING ADVISORY BASIS, “FOR” THE RESOLUTION APPROVING THE 2023 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.
This proposal, commonly known as a “say-on-pay” proposal, provides our Unitholders with the opportunity to cast a pass-through advisory vote on the approval of the compensation of our Named Executive Officers.
The Board recognizes that executive compensation is an important matter for our Unitholders. As described in detail in the “Executive Compensation” section and elsewhere in this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our Unitholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and Unitholder interests and concerns.
As described in the Compensation Discussion and Analysis section of this proxy statement, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our Unitholders and that the total compensation provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal 3, we urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the Executive Compensation section of this proxy statement.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, provides our Unitholders with the opportunity to express their views, on an advisory basis, on the compensation of the Named Executive Officers. In accordance with the preference expressed by our Unitholders at our 2018 Annual Meeting, the Board determined in 2018 that we would provide this opportunity annually until the next advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers, which will occur at this Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.
As an advisory vote, this Proposal 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our Unitholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our Unitholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
For the reasons set forth above, the following resolution will be submitted for approval at the PAA Annual Meeting:
“RESOLVED, that the compensation paid to the Named Executive Officers during and with respect to the calendar year ended December 31, 2023, as disclosed pursuant to Item 402 of Regulation S-K in PAA’s proxy statement for its 2024 Annual Meeting of Unitholders, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved.”

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO INSTRUCT PAA TO VOTE, ON A NON-BINDING ADVISORY BASIS, FOR “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION.
This proposal, commonly known as a “say-on-frequency” proposal, provides our Unitholders with the opportunity to cast a pass-through advisory vote on whether PAGP should hold a Shareholder advisory vote to approve our named executive officer compensation (such as in Proposal 3 above) every one, two or three years or to abstain from such vote. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, provides our Unitholders with the opportunity to express their views, on an advisory basis, on the frequency with which we seek advisory votes to approve the compensation of our Named Executive Officers.
The Board recommends that PAGP hold an advisory vote to approve our named executive officer compensation every year. The Board believes that an annual advisory vote to approve named executive officer compensation provides our Unitholders with a frequent and consistent opportunity to express their views on our executive compensation as disclosed in the CD&A. It is important to note that our compensation objectives are designed to reward executives both for meeting or exceeding short-term financial and operating goals as well as furthering our long-term strategy. Accordingly, the Board encourages our Unitholders to consider our executive compensation practices and the results achieved over a multi-year horizon. Nonetheless, the Board believes that an annual advisory vote will allow the Compensation Committee to more timely take into account the views of our Unitholders.
As an advisory vote, this Proposal 4 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our Unitholders and will carefully consider the outcome of the vote when making future decisions regarding the frequency of the vote to approve named executive officer compensation.

OTHER MATTERS FOR THE PAA ANNUAL MEETING
We know of no matters to be acted upon at the PAA Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of Unitholders arises, including a question of adjourning the PAA Annual Meeting, the persons named as proxies in the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of PAA. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.
DIRECTOR NOMINATIONS AND UNITHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
PAGP GP Director Nominations
Pursuant to Section 13.13 of our partnership agreement, any eligible Unitholder who owns common units or Series A preferred units equal in number to 10% or more of the outstanding Class A, Class B and Class C shares of PAGP, taken together as a single class, is entitled to direct our general partner to cause us to nominate one person for election as a PAGP Eligible Director in accordance with Section 13.4(c)(ii) of PAGP’s partnership agreement. Eligible Unitholders who wish to submit a director nomination for our 2025 annual meeting must deliver written notice thereof to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002 no later than the close of business on February 21, 2025, nor earlier than the close of business on January 22, 2025. In the event that the date of the 2025 annual meeting is changed by more than 30 days before or more than 60 days after the one-year anniversary of the 2024 annual meeting, Unitholder notice of a director nomination must be received no earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the date that is the later of the (i) 90th day prior to the 2025 annual meeting or (ii) if the first public announcement of the 2025 annual meeting is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made.
The written notice must comply with Section 13.13 of our partnership agreement and the procedures set forth in Section 13.4(c)(ii) of PAGP’s partnership agreement, including the informational requirements included in Section 13.4(c)(ii)(A)(3). We will not consider any nomination at the PAA Annual Meeting that does not meet the requirements set forth in our partnership agreement and PAGP’s partnership agreement. Our partnership agreement is filed as Exhibit 3.1 to our Current Report on Form 8-K filed on October 12, 2017, and PAGP’s partnership agreement is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on November 21, 2016, as amended by Amendment No. 1, filed as Exhibit 3.1 to PAGP’s Current Report on Form 8-K filed on April 9, 2020.
In addition to satisfying the requirements under our partnership agreement and PAGP’s partnership agreement as described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any eligible Unitholder who intends to solicit proxies in support of director nominees other than our nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2025. However, if the date of the 2025 annual meeting is more than 30 days before or after the anniversary of the date of the 2024 annual meeting, then such written notice must be delivered by the later of (i) the 10th day following the public announcement of the date of the 2025 annual meeting is first made and (ii) the date that is 60 days prior to the date of the 2025 annual meeting.
Unitholder Proposals
Any Unitholder who, in accordance with Rule 14a-8 under the Exchange Act, wishes to submit a proposal for inclusion in our proxy statement for the 2025 annual meeting must submit their proposal in writing, along with proof of eligibility, to our principal executive offices in care of the Corporate Secretary at 333 Clay Street, Suite 1600, Houston, Texas 77002. Proposal submissions must be received no later than December 13, 2024 to be considered timely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are Unitholders allowed to vote on matters that would cause the Unitholders to be deemed to take part in the management and control of our business and affairs so as to jeopardize such Unitholder’s limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.
HOUSEHOLDING MATTERS
In some cases, Unitholders who share a single address will receive only one annual report and one proxy statement at that address unless we have received instructions to the contrary from any Unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a Unitholder of record residing at such an address wishes to receive a separate copy of our annual report or proxy statement or future annual reports or proxy statements (as applicable), he or she may contact our Corporate Secretary at (713) 646-4100, or write to Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002, attention: Corporate Secretary. We will deliver separate copies of our annual report or proxy statement promptly upon written or oral request. If you are a Unitholder of record receiving multiple copies of our annual report or proxy statement, you can request householding by contacting us in the same manner. If you own your Units through a bank, broker or other Unitholder of record, you can request additional copies of the annual report or proxy statement or request householding by contacting the Unitholder of record (i.e., your bank or broker).

ANNUAL MEETING OF UNITHOLDERS OF PLAINS ALL AMERICAN PIPELINE, L.P. May 22, 2024 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/02337/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330304000000000000 5052224 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND “1 YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The election of three Class III directors to serve on the Board until the 2027 annual meeting. NOMINEES: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES Greg Armstrong O John Raymond O Bobby Shackouls The approval, on a non-binding advisory basis, of our 2023 named executive officer compensation. FOR AGAINST ABSTAIN FOR ALL EXCEPT (See instructions below) Non-binding advisory vote on the frequency with which future advisory votes to approve our named executive officer compensation should be held. 1 YEAR 2 YEARS 3 YEARS ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and 1 YEAR for Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Unitholder Date: Signature of Unitholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 PLAINS ALL AMERICAN PIPELINE, L.P. Annual Meeting of Unitholders To be Held on May 22, 2024 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Al Swanson, Richard McGee and Ann Gullion, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the common units or Series A preferred units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Unitholders of Plains All American Pipeline, L.P., to be held on May 22, 2024 at 10:00 a.m., Central Time, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.114475

ANNUAL MEETING OF UNITHOLDERS OF PLAINS ALL AMERICAN PIPELINE, L.P. May 22, 2024 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/02337/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330304000000000000 5052224 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND “1 YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The election of three Class III directors to serve on the Board until the 2027 annual meeting. NOMINEES: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES O Greg Armstrong O John Raymond O Bobby Shackouls The approval, on a non-binding advisory basis, of our 2023 named executive officer compensation. FOR AGAINST ABSTAIN FOR ALL EXCEPT (See instructions below) Non-binding advisory vote on the frequency with which future advisory votes to approve our named executive officer compensation should be held. 1 YEAR 2 YEARS 3 YEARS ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and 1 YEAR for Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Unitholder Date: Signature of Unitholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.